SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                 POST-EFFECTIVE AMENDMENT NO. 1
                               TO
                            FORM SB-2
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                        Music Etc., Inc.
                 (Name of issuer in its charter)

      Nevada                   8200              88-0307084
  (State or other       (Primary Standard          (I.R.S.
   jurisdiction             Industrial            Employer
        of           Classification Code No.)  Identification
  incorporation)                                    No.)
                  ____________________________
                     8764 Carlitas Joy Court
                       Las Vegas, NV 89117
                         (702) 228-4688
  (Address and telephone number of principal executive offices)
                  ____________________________
                     Lewis Eslick, President
                     8764 Carlitas Joy Court
                       Las Vegas, NV 89117
                         (702) 228-4688
    (Name, address and telephone number of agent for service)
                  ____________________________
                         With a copy to:
                    Chapman & Flanagan, Ltd.
                 777 N. Rainbow Blvd., Suite 390
                       Las Vegas, NV 89107
                  ____________________________

Approximate date of proposed sale to the public: As soon as reasonably practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis, pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number or the earlier effective registration statement for the same offering. [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                 Calculation of Registration Fee


  Title of each    Amount to     Proposed     Proposed maximum   Amount
    class of           be         maximum        aggregate         of
securities to be   registered    offering      offering price    registr
   registered                    price per                        ation
                                 share (1)                         fee

Common Stock,      3,000,000       $0.10        $300,000.00      $ 75.00
 par value $0.001
per share

Concurrent         2,835,600       $0.10        $283,560.00      $ 72.15
offering of
 common stock by
selling
 security holders

(1) Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                        Explanatory Note
                      ---------------------

This registration statement was declared effective by the Securities and Exchange Commission on June 12, 2002, and pursuant to the prospectus, the offering expired 6 months later on December 12, 2002. No securities were sold during the offering period. This post-effective amendment is being filed to bring current the financial statements of the registrant, and to extend the offering period up to and including June 30, 2003, in order to allow Music Etc.'s officers and directors to offer and sell the securities registered hereunder to certain of their acquaintenances who have expressed a possible interest in purchasing Music Etc.'s shares.

This registration statement covers (a) the primary public offering by Music Etc. of 3,000,000 shares of common stock, $.001 par value, and (b) the concurrent offering of 2,835,600 shares of common stock by certain selling security holders of Music Etc. The initial public offering prospectus covers the shares being offered by Music Etc. A separate selling security holders prospectus will be used by the selling security holders in connection with an offering by them for their accounts of up to 2,835,600 shares of common stock. The selling security holders' prospectus is identical to the initial public offering prospectus, except for (1) alternate front and back cover pages, which alternate cover pages are noted in the registration statement, (2) the sections entitled "Summary," "Use of Proceeds," "Determination of Offering Price,"and "Plan of Distribution," which alternate sections are indicated in the registration statement, and (3) the section entitled "Dilution" which section shall appear only in the initial public offering prospectus.


                            Prospectus
                         Music Etc., Inc.

        3,000,000 Shares of Common Stock, par value $0.001

                    ---------------------------

Music Etc. is offering up to 3,000,000 shares of our common stock for sale at $0.10 per share. Music Etc. will use its best efforts to sell the securities offered, but is not required to sell any minimum number of shares without the assistance of an underwriter. The shares are being sold by our officers and directors in a self-underwritten offering with no minimum amount of shares and no escrow.

Music Etc., Inc. must raise the maximum amount of proceeds per Music Etc.'s offering in order to pursue our business plan. Unless we decide to cease selling efforts at a prior date, we will close the offering on the earlier of (1) the date all of the 3,000,000 shares are sold, or (2) 180 days from the date of this prospectus.

No public market currently exists for the shares of common stock.
                    ---------------------------
This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss. See "Risk Factors" beginning on page 2 to read about factors you should consider before buying any of these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                    ---------------------------
The information contained in this prospectus is not complete and may be amended. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted before the registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

      The date of this prospectus is __________________, 2002

        [ALTERNATE COVER PAGE FOR SELLING SECURITY HOLDERS]

                            Prospectus
                         Music Etc., Inc.
                        Concurrent Offering

        2,835,600 Shares of Common Stock, par value $0.001


Concurrent with this offering, Music Etc. is registering 2,835,600 additional shares of common stock for sale by selling security holders who may wish to sell their shares in the open market or in privately negotiated prices and is identified in a separate prospectus. Selling security holders will sell their shares at a price of $0.10 per share until our shares are quoted on the Over the Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Selling security holders may utilize the services of broker-dealers to assist the shareholders with the sale of their shares. No public market currently exists for the shares of common stock.

Music Etc. is offering 3,000,000 shares of its common stock for sale at $0.10 per share in a concurrent primary offering. The primary offering is being offered simultaneously with this concurrent offering. Music Etc., Inc. must raise the maximum amount of proceeds per Music Etc.'s current offering in order to pursue our business plan.
                    ---------------------------
This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss. See "Risk Factors" beginning on page 2 to read about factors you should consider before buying any of these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                    ---------------------------
The information contained in this prospectus is not complete and may be amended. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted before the registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

      The date of this prospectus is __________________, 2002



                        Table of Contents
Prospectus Summary                                             6
Risk Factors                                                   7
Forward-Looking Statements                                    14
Use of Proceeds                                               15
Determination of Offering Price                               16
[ALTERNATE SECTION FOR SELLING SECURITY HOLDERS]              16
Determination of Offering Price                               16
Dilution                                                      17
Selling Security Holders                                      18
Plan of Distribution                                          20
Legal Proceedings                                             22
Directors, Executive Officers, Promoters And Control Persons 22 Security Ownership of Certain Beneficial Owners and Management25
Description of Securities                                     26
Interest of Named Experts and Counsel                         27
Disclosure   of   Commission  Position  on  Indemnification   for
Securities Act Liabilities                                    27
Description of Business                                       27
Management's Discussion and Plan of Operation                 33
Description of Property                                       34
Certain Relationships and Related Transactions                35
Market for Common Stock and Related Shareholder Matters       35
Executive Compensation                                        37
Changes In and Disagreements With Accountants                 37
Financial Statements                                          38
Where You Can Find More Information                           48
Experts                                                       60
Legal Matters                                                 60

                       PROSPECTUS SUMMARY

The Company

Music Etc., Inc. is a Nevada corporation formed on September 20,
1993. Our principal executive offices are located at 8764
Carlitas Joy Court, Las Vegas, NV 89117.  Our telephone number is
(702) 228-4688.

We have been in the developmental stage since inception and have no operating history other than organizational matters.

Music Etc. has not yet taken any steps to implement its business plan. Upon completion of this offering, we hope to raise enough working capital in order to initiate its plans to develop our business.

We currently have no assests, no operations, no revenues and no sources of revenues. We anticipate incurring substantial operating losses and negative operating cash flow for the foreseeable future.

We are a development stage company, which will intend to deliver music lessons for various instruments to families and children via a variety of applications on the Internet. Should we be succesful in our endeavor to offer the music lessons on line, we hope to be able to sell new and used instruments and perhaps other music-related supplies. It is our intent that utilizing three separate steps will generate future revenues:

  * The initial enrollment of a client will cost a fee of $35.00

  * The sale of a 10-lesson course of musical training will sell at a price of $35.00 or $3.50 per lesson.

  * A fee of ten percent (10%) will be charged to any client for the use of our website to buy or sell new and used instruments.


We are offering up to 3,000,000 shares on a self-underwritten basis directly to the public solely through our three officers and directors pursuant to Rule 3a 4-1 of the Securities Exchange Act of 1934. None of the officers or directors are not subject to a statutory disqualification as defined by section 3(a)(39) of the Act. They will not receive any compensation for assisting us with the offering. The officers and directors are not associated persons of a broker or dealer nor are any brokers or dealers participating in the offering. The officers and directors have restricted their participation to preparing and delivery written communication not involving oral solicitation. Their participation will also be restricted to responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser and they will perform ministerial and clerical duties involved in effecting a transaction.


The Offering

The number of shares    Up to 3,000,000 shares of its common
being offered by Music  stock
Etc.:

Shares outstanding
prior to the offering:  6,000,000 shares

Plan of Distribution:   Music Etc. will offer and sell up to
                        3,000,000 shares for the offering price
                        of $0.10 per share, on a "best efforts"
                        basis for the purpose of providing
                        working capital for Music Etc. See "Plan of Distribution" and "Use of Proceeds."

Net proceeds:           Music Etc. will receive the proceeds
                        derived from the sale of the aggregate of 3,000,000 shares of its common stock. See
                        "Use of Proceeds."

Prior to this offering, there has been no public market for the shares of Music Etc., Inc., and there can be no assurance that a public market will result following the sale of the shares offered in this prospectus or that the shares can be sold at or near the offering price, or at all.

It is our intention to contact a market maker to apply to have the Shares listed for trading on the National Association of Securities Dealers ("NASD") OTC Electronic Bulletin Board Market as soon as possible after the date of this prospectus. We have committed to EquiTrade Securities Corporation, an authorized OTCBB market maker, for sponsorship of our common stock on the bulletin board.

The shares offered by Music Etc. are subject to prior sale, acceptance of the subscriptions by Music Etc. and approval of certain legal matters by counsel to Music Etc.

[ALTERNATE SECTION FOR SELLING SECURITY HOLDERS]

Concurrent Offering
Shares offered by       Up to 2,835,600 shares of common stock
Selling Security        held by the selling security holders that
Holders:                are presently outstanding;

Shares outstanding
prior
to the offering:        6,000,000 shares
Plan of Distribution:   The selling security holders are offering
                        up to 2,835,600 shares of the common
                        stock of Music Etc. Sales of the common
                        stock may be made by the selling security
                        holders at a price of $0.10 per share
                        until our shares are quoted on the Over
                        the Counter Bulletin Board and thereafter
                        at prevailing market prices or privately
                        negotiated prices.
Net proceeds:           Music Etc., Inc., will not receive any of
                        the proceeds from the sale of the shares by the selling security holders.



                          RISK FACTORS

An investment in the securities that are being offered involves a high degree of risk and should only be made by those who can afford to lose up to their entire investment. Before purchasing these securities, you should consider carefully the following risk factors, in addition to the other information in this prospectus.

Risks related to our financial condition

     We are a development stage company with no revenues and anticipate losses for the foreseeable future.
     It will be difficult for you to evaluate an investment in our common stock.

Music Etc. has had no operating history and has received no revenues or earnings from operations. As of December 31, 2001, Music Etc. had an accumulated deficit of $(7,837). Music Etc. has no assets or financial resources. Music Etc. will sustain net operating losses for the foreseeable future and may never receive earnings or revenues from operations.

There is nothing at this time on which to base an assumption that our business plan will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including the outcome of our initial market research, our ability to raise adequate working capital, demand for our services, the level of our competition and our ability to attract and maintain key management and employees.
You should not invest in this offering unless you can afford to lose your entire investment.

     Our growth will likely require additional capital, which, if not available when needed could cause us to curtail or even terminate operations. Our independent auditor has expressed doubt concerning our ability to continue as a going concern. Unless we raise additional capital to address this problem we may be unable to continue in business.

As disclosed in Note 5 to our financial statements included in this prospectus, we do not have an established source of revenue, which raises substantial doubt about our ability to continue as a going concern. Our abilities to continue operations will depend on our positive cash flow, if any, from future operations and on our ability to raise funds through equity or debt financing. We do not know if we will be able to raise additional funding or if such funding will be available on favorable terms, in which we will be required to modify our growth and operating plan in accordance with the extent of available funding, and we could be forced to terminate operations completely.

We are seeking to raise $300,000 through this offering and it may not be enough for our operations. Originally, we incorporated
Music Etc. to offer music lessons online, but had to abandon our original business plan due to the lack of funds available.

     In recent years, since we have had no operations we have not received a positive cash flow.

From its inception on September 20, 1993 to December 31, 2001, Music Etc. has incurred net losses of $(7,837). From inception, we have had no assets and the net stockholders' deficit for Music Etc. was $(4,152). We remain in the exploration stage and have experienced no significant change in liquidity, capital resources or shareholders' equity (deficit).

Management believes that we will need an infusion of additional capital of approximately $200,000 within six to twelve months after this initial offering, which we intend to raise through a possible secondary offering or through private placements.

     There is no minimum purchase requirement. Therefore we may receive little or no funding from this offering.
     If only a minimal amount of shares are sold by Music
     Etc., purchasers will hold shares in a company that is substantially undercapitalized and controlled by insiders.

Purchasers should realize that all sales will be final and no proceeds will be returned to any purchasers regardless of how few shares are sold and proceeds raised. Should we raise only a minimal amount through this initial public offering, and since Music Etc. will not receive any of the proceeds from the sales by the selling security holders, we will rely upon our officers and directors, who are our major shareholders to cover operating costs and provide the professional expertise to keep us operational and current with our reporting requirements until such time as we can raise the funds necessary to proceed with our planned operations. However, there is no current obligation or commitment from any of our shareholders to provide the additional capital required to ensure that we are able to continue as a going concern.

     There is no minimum offering amount and we may not be able to pursue our business plan unless we raise the maximum offering amount.

We will need to raise the maximum amount in order to proceed with our business plan. Since there is no minimum offering amount, we may not raise the $300,000 needed, and therefore we will not be able to pursue our business plan. You will not be entitled to any refund of your investment, should we fail to raise this amount.

Risks related to our business

     We cannot predict our success because our business concept of providing music lessons via the Internet is evolving and unproven.

The success of our business depends on developing customer acceptance of receiving musical instructions via the Internet. We have not purchased a domain name nor have we established a web site for Music Etc. We cannot predict whether we will be able to generate the volume at prices we need to become profitable. We cannot be certain that this concept will grow in its present form, or at all, or that Internet growth will mean increased sales for us.


     Music Etc., Inc., has not yet entered the market and musical services provided on the Internet are extremely competitive.

Music Etc. has not yet entered the market and has no market penetration to date. Music Etc., Inc., has neither purchased a domain name nor established a web site. Once it has entered the market, Music Etc. will be an insignificant participant in the business of providing educational services through the internet. Many established, yet well financed entities are currently active in the business of providing musical lessons over the internet. Nearly all Music Etc.'s competitors have significantly greater financial resources, technical expertise, and managerial capabilities than Music Etc. Music Etc. is, consequently, at a competitive disadvantage in being able to provide such services and become a successful company in the internet industry. Therefore, Music Etc. may not be able to establish itself within the industry at all.

     The Internet's infrastructure may not be able to service demand, which may hinder our customers' ability to access our website and result in reduced revenues.

The growth and increasing volume of Internet traffic may cause performance problems that may adversely affect the development of our Internet-based business. The growth of Internet traffic to high volumes of use over a relatively short period of time has caused frequent periods of decreased Internet performance, delays and, in some cases, system outages. This decreased performance is caused by limitations inherent in the technology infrastructure supporting the Internet and the internal networks of Internet users. The international marketplace is even less developed in its Internet infrastructure, which may pose problems in the form of delays, interruptions and communication failures. If Internet usage continues to grow rapidly, the infrastructure of the Internet and its users may be unable to support the demands of growing e-commerce usage, and the Internet's performance and reliability may decline. Network capacity constraints, especially at times of peak usage, can prevent or delay access to connect to the Internet. If our potential customers experience delays on the Internet, the adoption or use of our Internet-based, website may grow more slowly than we expect or even decline. Consequently, we may have difficulty obtaining customers, which could reduce our potential revenues and have a negative impact on our business, results of operations and financial condition.

     Breaches in computer network security through unauthorized access could harm us by jeopardizing customer confidence.

Both our infrastructure and the infrastructure of Internet service providers could be vulnerable to unauthorized access, computer viruses or similar disruptive problems and system failures. Security and disruption problems with the Internet or our website may prevent customers and potential customers from accessing our website.

     Security risks in relation to privacy concerns regarding customers' confidential information could deter customers from conducting transactions through our web site.

Third parties could potentially jeopardize the security of confidential information stored in our computer systems or our customers' computer systems. Customers generally are concerned with security and privacy on the Internet and any publicized security problems could deter customers from conducting transactions with us. In addition, we could lose customers if our service, or the Internet in general, is perceived as not having adequate data security.

     Computer network failure due to fire, flooding, telecommunications failures, power loss and software related problems might cause interruptions or delays, which could cause customers to refrain from conducting transactions through our web sites.

Our computer systems are also subject to damage caused by fire, flooding, telecommunications failures, power loss, software-related system failures and various similar events. Any of these events, whether intentional or accidental, could lead to interruptions, delays or cessation of service. Protecting against the threat of security breaches or alleviating problems caused by breaches may be expensive to solve and could require us to spend significant capital or other resources. Although we maintain redundant computing and/or communication resources, if there should be a complete failure of such systems, the insurance policies that we intend to purchase may not adequately compensate us for any losses that may occur due to such failures or interruptions in our business.

     Our directors and officers will only devote part time efforts to this business due to other business interests they have.

While seeking investment and personnel with knowledge of the internet industry, management anticipates devoting up to twenty hours per week to the business of Music Etc.. Music Etc.'s officers have not entered into written employment agreements with Music Etc. and are not expected to do so in the foreseeable future. Music Etc. has not obtained key man life insurance on its officers or directors. Notwithstanding the combined limited experience and time commitment of management, loss of the services of any of these individuals would adversely affect development of Music Etc.'s business and its likelihood of continuing operations. See "Management."

     Our officers and directors have no experience in the Internet industry, which increases the risk our operation may fail, and that you may lose your investment.

Our officers and directors have no experience in the management or operation of any Internet business. This lack of experience may make us more vulnerable than others to certain risks, and it may also cause us to be more vulnerable to business risks associated with errors in judgment that could have been prevented by more experienced management. The officers' and directors' lack of experience in the Internet industry could cause us to lose money, and therefore could cause you to lose some or all of your investment.

While management intends to hire appropriate personnel who have an operating knowledge of the music and internet industry, it cannot assure that Music Etc. will successfully locate employees meeting this criteria. To date, Music Etc. has yet to contract anyone with knowledge of the music or information technology industries necessary to operate Music Etc. No one was consulted in the formulation of our business plan.

     Our officers and directors have no experience in the music industry, which will also increase the risk our operation may fail, and you may lose your investment.

Our officers and directors have no experience in the music industry. This lack of experience may make us more vulnerable than others to certain risks like slower development of our business and in increased cost. The officers' and directors' lack of experience could make us unable to succesfully locate the appropriate personnel and/or consultants, which could cause us to lose money, and therefore could cause you to lose some or all of your investment.

     Our officers and directors are engaged in other activities that could have conflicts of interest with us.

The Officers and Directors of Music Etc. are currently holding office in Pure Country. The President is also a Assistant Managing Director of Xaxon Immobilien und Anlagen Consult GmbH; the Secretary is also involved in consulting activities with other companies; and the Treasurer is working at Inlow Hospital in Chico, California. The officers and directors may be unable to devote the time necessary to implement our business plan effectively and efficiently, therefore, we may be unable to generate revenue within the next twelve months. We may be unable to commence operations until management will be able to devote the necessary time to initiate Music Etc.'s business operations.

Music Etc.'s officers and directors may also, in the future, become, in their individual capacities, officers, directors, controlling shareholders or partners of other entities engaged in a variety of businesses which may in the future have various transactions with Music Etc.. Thus, potential conflicts of interest exist, including among other things, conflicts with respect to the time, effort, and corporate opportunities involved in participation with these other business entities and transactions. Each officer and director of Music Etc. may engage in business opportunities outside Music Etc. An officer or director may continue any business activity in which the officer or director engaged prior to joining Music Etc. The officers and directors of Music Etc. are aware of the fact that they owe a fiduciary duty to Music Etc. and not to withhold any corporate opportunity from Music Etc. which may arise because of their association with Music Etc.

     Should we fail to successfully market our concept, our business may fail and you could lose your entire investment.

We intend to devote our efforts almost entirely to the marketing of our concept for the provision of musical lessons over the Internet. The success of our business is currently dependent on a single concept. To date, Music Etc. has not contacted any media or ad placement consultants. Moreover, we have virtually no independent marketing capabilities and experience.

     Our officers and directors own enough of our shares to significantly influence our company, which will limit your ability to influence corporate matters.

Before this offering, our officers and directors owned 3,164,400 shares, or 52.74%, of our outstanding common stock. Following the closing of this offering, assuming we sell 3,000,000 shares in the offering, our executive officers and directors will beneficially own approximately 35.16% of our outstanding common stock. As a result, these stockholders will be able to significantly influence the outcome of any matter requiring a stockholder vote and, as a result, our management and affairs. Matters that typically require stockholder approval include the following:

     * election of directors; and

     * sale of all or substantially all of our assets.

There will be 2,835,600 shares of our common stock immediately available for resale following the offering which, if sold, could adversely affect our stock's market price.

Risks related to this offering

     We set the price of the shares in this offering without any arms' length negotiations and it may not trade at this price in the future.

We are acting as our own selling agent for the offering. As a result, we have set the initial public offering price of our common stock without arms' length negotiations with underwriters and it may not be representative of the prices that our stock may command later in the market. The offering price of the shares being offered for sale by Music Etc. has been arbitrarily determined by Music Etc. based upon factors like Music Etc.'s capital needs, based upon what it believes purchasers of speculative issues would be willing to pay for the securities of Music Etc.

     There is currently no public market for the stock and there may not be a market for the securities after the offering and it might be difficult for you to sell your shares.

Music Etc. is not currently and never has been marketed on any stock exchange or Nasdaq, including the OTC bulletin board system or the pink sheets and any purchasers of Music Etc.'s shares may find it extremely difficult to dispose of their shares. We do not currently meet the requirements such as income and shareholders' equity, to have our shares listed on a stock exchange in the United States or quoted on NASDAQ. We expect that initially any market will be on the OTC Bulletin Board. Consequently, the securities may be an illiquid long-term investment.


     The stock price may experience extreme price and volume fluctuations, and investors in our stock may not be able to resell their shares at or above the offering price.

If Music Etc., Inc., is able to market its stock on the OTC bulletin board, the market price of the Common Stock could be subject to significant fluctuations in response to Music Etc.'s operating results liquidity, and management's lack of experience within this industry, and the market price of the Common Stock may decline below the public offering price. Developments in the Internet industry or changes in general economic conditions could adversely affect the market price of the Common Stock. In addition, the stock market has from time to time experienced extreme price and volume volatility. These fluctuations may be unrelated to the operating performance of particular companies whose shares are traded.

Before this offering, there has been no public trading market for our common stock. For this reason, the initial public offering price of the common stock has been determined by negotiations between Music Etc., Inc's Management and does not necessarily reflect Music Etc., Inc.s book value or other established criteria of value. It is possible that no trading market for the common stock will develop or be sustained. Until a trading market develops, if at all, the market price for our common stock is likely to be volatile, and factors such as success or lack thereof in accomplishing our business objectives may have a significant effect. In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations which have affected the market price of many small capitalization companies and which have often been unrelated to the operating performance of these companies. These broad market fluctuations, as well as general economic and political conditions, may adversely affect the market price of our common stock. As a result, investors in our common stock may experience a decrease in the value of their common stock regardless of our operating performance or prospects.

     There is no assurance that we will be successful in raising any needed funds from this self-underwritten offering.

The shares are being sold by our officers and directors in a self-underwritten offering with no minimum amount of shares and no escrow. No individual or firm is committed to purchase or take down any of the shares. There is no assurance that any portion of the shares will be sold. You could invest money in the shares of Music Etc., by transfering funds to us and shares will then be issued. No refunds will be made to you thereafter.

     Our Stock Is Subject to Penny Stock Regulations
     Which Makes It More Difficult For Broker-Dealers to
     Easily Trade Our Stock and Consequently Limits the
     Ability of the Investors to Sell their Stock.

The Securities and Exchange Commission has adopted regulations imposing limitations upon the manner in which certain low priced securities (referred to as a "penny stock") are publicly traded. Under these regulations, a penny stock is defined as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on the Nasdaq National Market System or Small Cap Market and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000 if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith. Also, under these regulations, certain broker-dealers who recommend such securities to persons other than established customers and certain accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Trading activities for penny stock are more difficult for broker-dealers than in the case of securities not defined as penny stocks. Because our common stock is penny stock this may have the result of depressing the market for our securities, and an investor may find it difficult to dispose of these securities.

                   FORWARD-LOOKING STATEMENTS

This prospectus contains "forward-looking statements." These statements may include statements regarding:

       *    our business strategy;
*    plans for hiring personnel;
* adequacy of anticipated sources of funds, including the proceeds from this offering; and
* other statements about our plans, objectives, expectations and intentions contained in this prospectus that are not historical facts.

When used in this prospectus, the words "may," "will," "should," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of reasons, including those discussed under "Risk Factors" and elsewhere in this prospectus. Following this offering, we assume no obligation to update any forward-looking statements contained in this prospectus.

                         USE OF PROCEEDS

Music Etc. may not receive any proceeds since we may not sell any shares and we will not get any of the proceeds from the selling security holders.

The net proceeds to be used from this offering, after deducting estimated offering related expenses of $7,500 will be approximately $292,500 if all the shares offered by Music Etc. are sold. It is possible that we will not sell any shares in the offering. The following table sets forth the use of estimated net proceeds and prioritization of net proceeds expected to be received from this offering. Actual receipts and expenditures may vary from these estimates.

We propose to use the net proceeds as follows, in order of priority:


                     25%        50%        75%        100%
                  ---------  ---------  ---------  ---------
                      -          --         --        ---
Gross Proceeds           $    $ 150,000  $ 225,000  $ 300,000
                    75,000
Offering             7,500        7,500      7,500      7,500
expenses
                  --------    ---------  ---------  ---------
                     -----          ---        ---       ----
                         $    $ 142,500  $ 217,500  $ 292,500
                    67,500

Working capital:
 Administration      6,875       13,750     20,625     27,500
Web Site            25,000       50,000     75,000    100,000
Office
equipment:
 Computer           17,500       35,000     52,500     70,000
equipment
Salaries:
 Consultants        16,250       32,500     48,750     65,000
                  --------    ---------  ---------  ---------
                      ----          ---       ----        ---
   Total net             $    $ 142,500  $ 217,500  $ 292,500
proceeds            67,500

Assuming we sell all the shares, we believe that we will be able to begin putting our business plan into effect, as well as sustain us for the next 12 months. We believe we need to raise all of the proceeds to effectively implement our business plan and less than that amount will require us to limit the amount we will need to spend on salaries and to purchase materials and office equipment. The working capital reserve may be used for general corporate purposes to operate, manage and to contract a web hosting company as well as a website manager. We presently have no commitments or agreements, and we are not involved in any negotiations, with respect to any acquisition of merchandise or materials.

The amounts set forth in the use of proceeds table merely indicate the proposed use of proceeds. These funds may be expended earlier due to unanticipated changes in economic conditions or other circumstances that we cannot foresee. In the event our plans or assumptions change or prove to be inaccurate, we might seek additional financing through loans or other financing arrangements sooner than currently anticipated.

The proposed allocation of the net proceeds represents our management's best estimate of and the current intentions concerning the expected use of funds to finance our activities in accordance with our management's current objectives and market conditions. Our management and Board of Directors may allocate the funds in significantly different proportions, depending on their needs at the time. Pending application of the net proceeds in the manner mentioned above, the proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.

We presently do not pay our officers and directors any amount of salary. In the event we are successful in completing this offering, we propose that, initially, we will hire consutltants on a per project basis and outsource our web management and web design in order to keep costs down.

We will not receive any of the proceeds from the sale of the shares by the selling security holders but have agreed to bear all expenses for registration of the shares under federal and state securities laws. All proceeds from the sale of the common stock by the selling security holders will be paid to them.

Music Etc., Inc. intends only to pursue operating an Internet music web site. Although we face numerous risks and adversities, we feel that we will be able to contribute to the musical education of our children as well as provide an increased knowledge of culture. We are and will be committed to our objective and will continue to try and raise funds through this offering as well as through secondary public and private offerings. We may reserve the right to materially change our current objective of operating an Internet music web site, only if and when we exhaust all our possibilities for funding.

        [ALTERNATE SECTION FOR SELLING SECURITY HOLDERS]

                       Concurrent Offering

We will not receive any of the proceeds from the sale of the shares by the selling security holders but have agreed to bear all expenses for registration of the shares under federal and state securities laws. All proceeds from the sale of the common stock will be paid to the selling security holders.

                 DETERMINATION OF OFFERING PRICE

The offering price of the shares being offered for sale by Music Etc. has been arbitrarily determined by Music Etc. based upon factors like Music Etc.'s capital needs and the percentage of ownership to be held by investors as a result of this offering. The offering price does not necessarily bear any relationship to assets, book value, earnings history or other historical factors.

        [ALTERNATE SECTION FOR SELLING SECURITY HOLDERS]

                 DETERMINATION OF OFFERING PRICE

The selling security holders will offer and sell the shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The price of the offered shares is based on our management's belief about the value of our business plan. Our common stock is presently not traded on any market or securities exchange, although a market maker has been contacted an application for us to become eligible for quotation on the OTC Bulletin Board.

                            DILUTION

"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets of an entity from its total assets. "Dilution" is the difference between the public offering price of a security like the Common Stock, and its net tangible book value per Share immediately after the Offering, giving effect to the receipt of net proceeds in the Offering. As of December 31, 2001, the net tangible book value of Music Etc. was $(0.001) per share. If Music Etc. achieves the sale of all of the offered shares at the public offering price, the pro forma net tangible book value of Music Etc. would be $295,848 approximately $0.0329 per share, which would represent an immediate increase of $0.0339 in net tangible book value per share and $0.0671, or 67.1%, per share dilution to new investors, assuming all the Shares are sold at the offering price of $0.10 per share.

The following table illustrates the pro forma per Share dilution:

                                            Assuming all the
                                            Shares are sold
Price to Public [1]                                   $   0.10
Net tangible book value per Share before             $ (0.001)
Offering [2]
Increase Attributable to purchase of stock            $ 0.0339
by new investors [5]
Net tangible book value per Share after               $ 0.0329
offering [2],[3],[4]
Dilution to new investors [6]                         $ 0.0671
Percent Dilution to new investors [7].                   67.1%
[1]  Offering price per equivalent common share.
[2] The net tangible book value per share before the offering is determined by dividing the number of Shares of Common Stock outstanding into the net tangible book value of Music Etc..
[3] The net tangible book value after the offering is determined by adding the net tangible book value before the offering to the estimated proceeds to the Corporation from the current offering. [4] The net tangible book value per share after the offering is determined by dividing the number of Shares that will be outstanding after the offering into the net tangible book value after the offering as determined in note 3.
[5] The Increase Attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the offering and subtracting from it the net tangible book value per share before the offering for an increase of.
[6] The dilution to new investors is determined by subtracting the net tangible book value per share after the offering from the public offering price, giving a dilution value of.
[7] The Percent Dilution to new investors is determined by dividing the Dilution to new investors by the Price to the Public.



                    SELLING SECURITY HOLDERS

The following table sets forth the name of the selling security holders, the number of shares of common stock beneficially owned by each selling security holder as of December 31, 2001, the number of shares that each may offer, and the number of shares of common stock beneficially owned by each selling security holder upon completion of the offering, assuming all of the shares are sold.

                            Before the Offering   After the Offering
                             Shares    Percentag   Shares    Percenta
                           Beneficia     e of     Beneficia   ge of
Name of Selling Security   lly Owned    Common    lly Owned   Common
Holder                                   Stock                Stock

LeRoy V. Abbott (1)           79,200      1.32%       0         *
Linda C. Abbott (1)           79,200       1.32%      0         *
Alan J. Albert (2)           110,400       1.84%      0         *
Nancy L. Albert (2)          110,400       1.84%      0         *
Darrel C. Apel (3)           100,800       1.68%      0         *
Terri Ann Apel (3)           100,800       1.68%      0         *
Randall L. Apel (3)           60,000       1.00%      0         *
James H. Brody                80,400       1.34%      0         *
Jan E. Cerva                  50,400           *      0         *
Amy L. Cline                  50,400           *      0         *
Sandra L. Duncan              60,000       1.00%      0         *
Peggy L. Edwards              79,200       1.32%      0         *
Sherrie L. Eslick (4)         50,400           *      0         *
Shane A. Eslick (4)           50,400           *      0         *
Paul J.C. Eslick (4) (13)    158,800       2.65%      0         *
Patricia Ann Feller           51,600           *      0         *
Linda C. Fontana              79,200       1.32%      0         *
Charlene L. Hague             80,400       1.34%      0         *
Sandy L. Joaquin              72,000       1.20%      0         *
Stacy Kettle                  79,200       1.32%      0         *
Robert Knapp                  50,400           *      0         *
Gary Lindberg (5)            144,000       2.40%      0         *
Marice A. Lindberg (5)       144,000       2.40%      0         *
Cheryl Mall                    4,800           *      0         *
Patrick R. McCann             80,400       1.34%      0         *
Roger L. McCollom (6)        111,600       1.86%      0         *
Janice M. Eagles (6)         111,600       1.86%      0         *
Thelma L. Murphy (7)           1,000           *      0         *
Darryl L. Murphy (7)           1,000           *      0         *
Cynthia Jean O'Brien          50,400           *      0         *
Eleanor H. Perry              54,000           *      0         *
Richard M. Rutledge           72,000       1.20%      0         *
Jeffrey K. Shepard (8)        80,400       1.34%      0         *
Wesley D. Shepard (8)         51,600           *      0         *
Milton Sills                  60,000       1.00%      0         *
Susan J. Smith (9)            60,000       1.00%      0         *
James A. Smith, III (9)       51,600       1.00%      0         *
Renee Madeline Smythe         80,400       1.34%      0         *
Pamela Sue Springer           51,600           *      0         *
Howard Stiebel (10)          114,000       1.90%      0         *
Kathryn Stiebel (10)         114,000       1.90%      0         *
Shelley R. Stiebel (10)       72,000       1.20%      0         *
George D. Timmons (11)       100,800       1.68%      0         *
Rita F. Timmons (11)         100,800       1.68%      0         *
Kenneth Wayne Vega (12)      111,600       1.85%      0         *
Tammy I. Vega (12) (13)      210,400       3.51%      0         *
Pauline Lydia Walston         60,000       1.00%      0         *
Comstock Land & Cattle Co.    98,800       1.65%      0         *
(13)

-----------------------------

* Denotes less than 1% of the issued and outstanding shares of common stock.

(1) LeRoy Abbott is the father of Linda C. Abbott. Both of which disclaim beneficial ownership of each other's shares. Linda
Abbott is an adult.

(2) Alan and Nancy Albert are husband and wife, therefore they jointly hold 110,400 shares, representing 1.84% of Music Etc.'s outstanding stock.

(3) Teri Ann Apel and Darrel Apel are husband and wife, therefore they jointly hold 100,800 shares, representing 1.68% of Music Etc.'s outstanding stock. Randall Apel is the brother of Darrel Apel and the brother-in-law of Terri Ann Apel.

(4) Paul J.C. Eslick is the father of Sherrie Eslick, both of which disclaim beneficial ownership of each other's shares. Sherrie Eslick and Shane Eslick are mother and son. Both of which disclaim beneficial ownership of each other's shares. Shane Eslick is an adult. Paul J.C. Eslick is the brother of Lewis Eslick, both of which diclaim beneficial ownership of each other's shares.

(5) Gary Lindberg and Marice Lindberg are husband and wife, therefore they jointly hold 144,000 shares, representing 2.4% of Music Etc.'s outstanding stock.

(6) Roger McCollom and Janice Eagles are husband and wife, therefore they jointly hold 111,600 shares, representing 1.86% of Music Etc.'s outstanding stock.

(7) Thelma Murphy and Darryl Murphy are mother and son. Both of which disclaim beneficial ownership of each other's shares.
Darryl Murphy is an adult.

(8) Jeffrey and Wesley Shepard are brothers, both of which disclaim beneficial ownership of each other's shares.

(9) James and Susan Smith are brother and sister, both of which disclaim beneficial ownership of each other's shares.

(10) Howard Stiebel and Kathryn Stiebel are husband and wife, therefore they jointly hold 114,000 shares, representing 1.9% of Music Etc.'s outstanding stock. Shelly Stiebel is the daughter of Howard and Kathryn Stiebel, and disclaim beneficial ownership of each other's shares.

(11) George Timmons and Rita Timmons are husband and wife, therefore they jointly hold 100,800 shares, representing 1.68% of Music Etc.'s outstanding stock.

(12) Kenneth Vega and Tammy Vega are husband and wife, therefore they jointly hold 111,000 shares, representing 1.85% of Music
Etc.'s outstanding stock.

(13) On July 24, 2002, Darryl Murphy and Thelma Murphy each gifted 49,400 shares of their common stock to Comstock Land &
Cattle Co.  Neither Darryl Murphy nor Thelma Murphy   received
any consideration for their shares. Paul Eslick is an officer and director of Comstock Land & Cattle and is therefore deemed to beneficially own 158,800 shares of common stock of Muci Etc. Tammy Vega is an officer and director of Comstock Land & Cattle and is therefore deemed to beneficially own 210,400 shares of common stock of Music Etc. Kenneth Vega is the husband of Tammy Vega. However, since Mr. Vega is not an officer or director of Comstock, he disclaims beneficial ownership of the shares held beneficially by Mrs. Vega inComstock.

We are registering all of the shares listed, which are held by the selling security holders. The selling security holders may sell their shares from time to time in broker's transactions or otherwise. Because the selling security holders may sell all, some or none of the shares held, we cannot estimate the number of shares that will be held by the selling security holders after the offering. For purposes of the above table, we have assumed that all of the shares offered by the selling security holders will be sold.

                      PLAN OF DISTRIBUTION

The shares of common stock are being offered by us on a "best efforts" basis with respect to the 3,000,000 Shares, which will be made available to the public at $0.10. No one has committed to purchase or take down any of the shares offered. In order to buy our shares, you must complete and execute the subscription agreement and make payment of the purchase price for each share purchased either in cash or by wire transfer or check payable to Music Etc., Inc. This offering will terminate within 180 days of the date of the prospectus. There can be no assurance that any or all of the Shares being offered will be sold. No commissions or other fees will be paid, directly or indirectly, by Music Etc., or any of its principals, to any person or firm in connection with solicitation of sales of the shares. The shares are offered subject to prior sale, when, as, and if delivered to and accepted by us, and subject to approval of particular matters by legal counsel. We reserve the right to withdraw, cancel or modify this offer and to reject any offer in whole or in part.

Our officers and directors, Lewis Eslick, President/Director, Leslie Eslick, Secretary/Director and Patsy Harting, Treasurer/Director, have been authorized to sell all the shares of our common stock pursuant to this prospectus to any and all suitable investors in specific states in which these securities are registered or are exempt from registration. They will inform their friends and acquaintances upon delivery of this Prospectus regarding the status of the State Registrations.

Shares will be sold in reliance upon the safe harbor provisions of Rule 3a4(1) of the Securities Exchange Act of 1934. The offering will be conducted by our officers. Although they are associated persons of Music Etc. as that term is defined in Rule 3a4-1 under the Exchange Act, they are deemed not to be a broker for the following reasons:

     * They are not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of their participation in the sale of our securities.

     * They will not be compensated for their participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

     * They are not associated persons of a broker or dealers at the time of their participation in the sale of our securities.

     *    These persons meet the conditions of paragraph
          (a)(4)(iii) of Rule 3a4-1 of the Act and accordingly they will restrict their participation to the following activities:

          1. Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation of a potential purchaser by them;

          2. Responding to inquiries of a potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

          3. Performing ministerial and clerical work involved in effecting any transaction.

Music Etc., Inc. has no arrangements or agreements, verbal or written, with any underwriters to help underwrite this offering.

None of our officers or directors are selling security holders and none of our officers or directors will sell or assist in the sale of shares owned by the selling security holders. Our officers and directors will not receive commissions or other offering remuneration of any kind for selling shares in this offering. Insofar as indemnification for liability arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against these liabilities (other than the payment by us of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being sold in this offering, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by is against public policy as expressed in the Act and will be governed by the final adjudication of this issue.

        [ALTERNATE SECTION FOR SELLING SECURITY HOLDERS]

                       Concurrent Offering

The selling security holders may either sell their shares directly to a purchaser or through the use of a broker-dealer. We will not sell shares on any selling security holder's behalf. None of our officers or directors are selling security holders and none of our officers or directors will sell or assist in the sale of shares owned by the selling security holders.

We have not authorized anyone to give any information or to make any representations concerning this offering other than those contained in this prospectus. You should not rely on any representation made by any third parties. This prospectus is not an offer to sell or a solicitation of an offer to buy any of the securities it offers to any person in any jurisdiction where that offer or solicitation is unlawful. The delivery of this prospectus or any sale of securities does not imply that the information in this prospectus is correct as of any date later than the date of this prospectus.

The selling security holders may be considered to be an underwriter under the Securities Act. We are not currently planning to register the shares of common stock owned by the selling security holders in any state. Various states may have exemptions from the registration requirements of their securities act that would allow the selling security holders to sell their shares to others. Various states have exemptions from the registration requirements for securities that allow securities to be sold in non-issuer transactions. The selling security holders are not issuers of the shares and may be able to rely on these exemptions. If the selling security holders are not able to rely on these non-issuer exemptions, we will assist the selling security holders in registering or qualifying the shares for sale in the particular state.

Any person who purchases the shares of common stock from a selling security holder will be able to resell the shares under state secondary market sales exemptions.

The states may permit secondary market sales of the securities:

  * once we publish the necessary financial and other information about ourselves in a recognized securities manual. These manuals include Standard & Poor's Corporation
    Records, Moody's and Fitches.

  * after a time period required by that state has elapsed from the date we issued the securities.

  * under exemptions that may apply to some investors based upon the investors qualifications.

  * as a reporting company under the Securities Exchange Act of 1934; and

  * as covered securities under Section 18(b)(4)(A) of the Securities Act, as long as any notice and fee requirements of the states have been met.

                        LEGAL PROCEEDINGS

Neither Music Etc. nor any of its officers or its directors is a party to any pending legal proceeding, nor is its property the subject of any pending legal proceeding other than routine litigation that is incidental to its business.

  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The members of the Board of Directors of Music Etc. serve until the next annual meeting of the stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

There are no agreements for any officer or director to resign at the request of any other person, and none of the officers or directors named below are acting on behalf of, or at the direction of, any other person. At this time management does not feel it necessary to enter into management agreement with its officers and directors as they agree to serve in their respective positions on an annual basis.

Music Etc.'s officers and directors will devote their time to the business on an "as-needed" basis, which is expected to require approximately 20 hours per week.

Information as to the directors and executive officers  of  Music
Etc. is as follows:

Name/Address          Age    Position          Term
Lewis M. Eslick       63     President/Directo Since April 1997
8764 Carlitas Joy Ct         r
Las Vegas, NV 89117
Leslie B. Eslick      49     Secretary/Directo Since April 1997
8764 Carlitas Joy Ct         r
Las Vegas, NV 89117
Patsy Harting         62     Treasurer/Directo Since April 1997
14133 Elmira Circle          r
Magnolia, CA 95954

Lewis M. Eslick; President

Mr. Lewis M. Eslick has been President and a Director of the Registrant since April 1997.
Since April 1997, Mr. Lewis Eslick has been the president of Pure Country. This company intends to offer handcrafted wares over the Internet. This venture has not come to realization as yet and is
still in the developmental stages.   Pure Country, Inc., a
company involved in establishing an online business which will offer hand-crafted wares over the Internet. Pure Country is currently a publicly reporting company.

Since August of 1995, he has been an owner and served as Geschaeftsfuehrer (Managing Director) of Xaxon Immobilien und Anlagen Consult GmbH. Under Mr. Eslick's direction, Xaxon was awarded a license, which allowed every business except banking operations. Xaxon consults with major development companies of the European Economic Community and the United States of America. Xaxon is not a publicly reporting company.

From December 1997 through January 2001, Mr. Eslick was President and Director of Bepariko BioCom, which provides the digitization of all ten of the users fingers encoded onto a database with the key fingerprint stored on the users corresponding smart card. Bepariko is listed on the OTCBB: BPKO. Bepariko BioCom is a publicly reporting company.

From April, 1994, through December, 1994, Mr. Eslick was CEO of Travel Masters, which traded under the symbol OTCBB: TVMS. While CEO of Travel Masters, he developed strategy and a business plan for Travel Master, and the structure to establish a central reservation complex to replace Airline City Ticketing Offices in Reno and Las Vegas, Nevada using Electronic Ticket Delivery Networks (ETDN) which led to ticketless travel. Travel Masters is not a publicly reporting company.

From 1986 to the Present, Mr. Eslick has been CEO and Director of Mirex, Inc., an international consulting firm. He was responsible for several successful negotiations on behalf of Bechtel Engineering and Minerals. Mirex is not a publicly reporting company.

From 1983 to 1986, Mr. Eslick conceptualized and delivered to EF Hutton the plan for what is now known as "Reservoir Inadequacy Insurance," the methods by which investors are protected against inadequate oil reserves or dry wells. He developed and co-authored with Lloyds of London syndication that backed the policies.

From 1981 to 1983, Mr. Eslick was the project manager for Rosendin Electric, overseeing the complete wiring of the building that tracks the Space Shuttle for Lockheed. For 1979 to 1981, Mr. Eslick served as the Managing Director of Interface Idrocarbure, Inc. S.A., a corporation with offices in Geneva, Switzerland, and Konigswinter, West Germany, that actively traded in the international spot oil market.

From  1954  to  1958, Mr. Eslick served in  the  US  Navy  as  an
Aviation Electronics technician.

Leslie B. Eslick; Secretary

Ms.  Leslie  B.  Eslick  has  been  a  Shareholder  Director  and
Secretary of the issuer since April 1997.

Since April 1997, Ms. Eslick has been the secretary and director of Pure Country, Inc. This company intends to offer handcrafted wares over the Internet. This venture has not come to realization as yet and is still in the developmental stages. Pure Country is currently a reporting company.

From April 2000 to the present Ms. Eslick has been a passive investor and consultant to various companies in the United States of America.

From   August  of  1995  to  April  2000,  she  had   served   as
Geschaftsfuhrina (Assistant Managing Director) of Xaxon Immobilien und Anlagen Consult GmbH. Ms. Eslick assisted in obtaining a license, which allowed every business except banking operations. Xaxon consults with major development companies of the European Economic Community and the Unites States of America.

Prior to 1995, she was a Director and Vice-President of Mirex, Inc., where she assisted with several successful negotiations as well as being responsible for accounts payable & receivable for the firm. Mirex is not a publicly reporting company.

From 1983 to 1986, Ms. Eslick assisted conceptualization and delivery to E.F. Hutton, the plan for what is now known as Reservoir Inadequacy Insurance. She co-developed and co-authored with Lloyds of London, the syndication that backed the policies. Ms. Eslick served as an Assistant Managing Director of Interface Indrocarbuare, Inc. S.A., a corporation with offices in Geneva, Switzerland, and Konigswinter, West Germany that actively traded in the international spot oil market. Ms. Eslick attended the University of California at Berkley.

Patsy Harting; Treasurer

Ms.  Harting has been an officer and director of Music Etc. since
April 1997.

Since April 1997, Mrs. Harting has been the treasurer and director of Pure Country, Inc. This company intends to offer handcrafted wares over the Internet. This venture has not come to realization as yet and is still in the developmental stages. Pure Country is currently a reporting company.

Since 1996, Mrs. Harting has been a Phlebotomist working in the Intensive Care Unit and the laboratory at Inlow Hospital, Chico, California. Her duties consist of the normal activities associated with the care of the critically ill and post surgery patients.

Prior to that, during the years from 1983 until 1996, Mrs. Harting was the owner of PJ's Red Onion, a restaurant located in Paradise, CA. She operated a thriving business and supplied
Specialty Pies to the largest restaurants in Chico and Orville, CA for over twelve years. Ms. Harting sold her business interests in the early part of 1996.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth each person known to us, as of April 24, 2002, to be a beneficial owner of five percent (5%) or more of Music Etc.'s outstanding common stock, each officer and director individually, and all executive officers and directors as a group. No other class of voting securities is outstanding. Each person is believed to have sole voting and investment power over the shares. Except as noted, each person has sole voting and investment power with respect to the shares shown. None of the beneficial owners has the right to acquire any shares of Music Etc.'s common stock within 60 days pursuant to options, warrants, rights, conversion privileges, or similar obligations. Unless otherwise indicated, all shares are beneficially owned by the persons named.



Name and Address of            Amount and Nature of  Percent of
Beneficial Owner               Beneficial Ownership     Class

Leslie Eslick                          1,039,200        17.32%
8764 Carlitas Joy Court
Las Vegas, NV 89117

Lewis Eslick (1)                       1,098,000        18.30%
8764 Carlitas Joy Court
Las Vegas, NV 89117
Xaxon Immobilien und Anlagen
Consult GmbH (1)                       1,098,000        18.30%
8764 Carlitas Joy Court
Las Vegas, NV 89117

Patsy L. Harting (2)                   1,027,200        17.12%
14133 Elmira Circle
Magalia, CA 95954
Includes all officers and
directors of Music Etc. as a           3,164,400           52.74%
group (3 individuals)

(1) Lewis Eslick, the current president and director of Music Etc., Inc., is the Managing Director of Xaxon Immobilien und Anlagen Consult GmbH, which owns 50,400 shares of the Company's common stock. Therefore, together with his holdings of 1,047,600 shares, Mr. Eslick has beneficial ownership of a total of 1,098,000 shares, which represents 18.3% of Music Etc.'s outstanding stock.

Leslie Eslick is the former wife of Lewis Eslick, both of which disclaim beneficial ownership of each other's shares. Lewis
Eslick is the brother of Patsy Harting, both of which disclaim beneficial ownership of each other's shares.

(2) Patsy Harting and John Harting are husband and wife. Patsy Harting directly owns 976,800 shares of Music Etc. and John Harting directly owns 50,400 shares of Music Etc. Therefore, Mr. and Mrs. Harting are deemed to beneficially own each other's shares.

                    DESCRIPTION OF SECURITIES

Common Stock

Music Etc., Inc.'s Articles of Incorporation authorize the issuance of 50,000,000 shares of common stock, par value $.001 per share, of which 6,000,000 are issued and outstanding. Holders of common shares are entitled to one vote for each share on all matters to be voted on by the stockholders. The shares are fully paid, non-assessable, without pre-emptive rights, and do not carry cumulative voting rights. Holders of common shares are entitled to share ratably in dividends, if any, as may be declared by Music Etc., from time-to-time, from funds legally available. In the event of a liquidation, dissolution, or winding up of Music Etc.,, the holders of shares of common stock are entitled to share on a pro-rata basis all assets remaining after payment in full of all liabilities.

Management is not aware of any circumstances in which additional shares of any class or series of Music Etc.'s stock would be issued to management or promoters, or affiliates or associates of either.

Preferred Stock

Music Etc.'s Articles of Incorporation authorizes the issuance of 10,000,000 shares of preferred stock, $0.001 par value per share, none of which have been issued. Music Etc., currently has no plans to issue any preferred stock. Music Etc.'s board of directors has the authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. The preferred stock, if and when issued, may carry rights superior to those of common stock; however, no preferred stock may be issued with rights equal or senior to the preferred stock without the consent of a majority of the holders of then-outstanding preferred stock.

Music Etc., considers it desirable to have preferred stock available to provide increased flexibility in structuring possible future financings, and in meeting corporate needs which may arise. If opportunities arise that would make the issuance of preferred stock desirable, either through public offering or private placements, the provisions for preferred stock in Music Etc.'s Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock, which would result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right, which may be attached to the terms of any series of preferred stock may also result in dilution of the net income per share and the net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed financing, and other factor existing at the time of issuance. Therefore it is not possible at this time to determine in what respect a particular series of preferred stock will be superior to Music Etc.'s common stock or any other series of preferred stock which Music Etc., may issue. The board of directors does not have any specific plan for the issuance of preferred stock at the present time, and does not intend to issue any preferred stock at any time except on terms, which it deems to be in the best interest of Music Etc., and its shareholders.

The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of Music Etc.,. While such provisions are intended to enable the board of directors to maximize shareholder value, they may have the effect of discouraging takeovers, which could be in the best interests of certain shareholders. There is no assurance that such provisions will not have an adverse effect on the market value of Music Etc.'s stock in the future.

              INTEREST OF NAMED EXPERTS AND COUNSEL

No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer or employee of the small business issuer.

    DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                   SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Music Etc. pursuant to the Nevada General Corporation Law or the provisions of Music Etc.'s Articles of Incorporation, as amended, or Bylaws, or otherwise, Music Etc. has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for the indemnification against such liabilities, other than the payment by Music Etc. of expenses incurred or paid by a director, officer or controlling person of Music Etc. in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, Music Etc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                     DESCRIPTION OF BUSINESS

Background

Music Etc., Inc. is a Nevada corporation formed on September 20, 1993. Our principal place of business is located at 8764 Carlitas Joy Court, Las Vegas, NV 89117. The officers and directors of Music Etc., Inc., in discussion with the Assistant Budget Director of Clark County, Nevada and the State of California Consultant for visual and performing arts, report that the level of musical instruction, if any, in public schools is primarily limited to beginning levels. Additionally, they have stated that they are highly supportive of private music lessons. Students residing in rural or outlying areas as well as some students residing in the inner city may not have access to private instructions from a qualified teacher. Realizing this to be the case it was decided that offering music lessons via the Internet might be a very popular idea. We only plan to offer Guitar, Drums and Piano for our students, initially. We hope to be able to offer beginning, intermediate and advanced lessons.

The original business plan to offer music lessons over the Internet was abandoned due to the lack of funds available in order to implement this business plan. However, management believes that through the proceeds from this offering, it will be able to raise enough initial capital to begin operations and build a web site. We intend to charge an enrollment fee of $35.00 and offer 10 session music lessons for $35.00.

On September 20, 1993, Music Etc. issued 20 shares of its common stock to its original founder, Cheryl Mall for cash. On April 7, 1997, Music Etc. issued 9,500 shares of its stock to its current president, who subsequently gifted some of his shares to 20 individuals on May 22, 1998. On April 7, 1997, Music Etc. issued 7,980 shares to its current Secretary, who subsequently gifted some of her shares to 15 individuals on May 28, 1998. On April 7, 1997, Music Etc. issued 7,500 shares of its stock to its current Treasurer, who subsequently gifted some of her shares to 13 individuals on June 8, 1998.

On  September  20,  1999,  Music Etc.  amended  its  Articles  of
Incorporation to increase the authorized number of shares from 25,000 shares of common stock with no par value to 50,000,000 shares of common stock and also to authorize 10,000,000 shares of preferred stock, all with a par value of $0.001 per share. On September 20, 1999, Music Etc. also approved a forward stock split on a 240:1 basis, increasing the issued and outstanding shares from 25,000 to 6,000,000 shares of common stock.

Business of Issuer

It is the intent of Music Etc. to charge an enrollment fee of $35.00 and to charge a fee of $35.00 for each 10-lesson cycle. By keeping the cost down to a reasonable amount we feel people that could not otherwise afford to learn a musical instrument could now do so. Music Etc., Inc. intends to contact various music teachers who specialize in one or more musical instruments to get their input as how to best achieve our goals.


We are a development stage company which will deliver music lessons for various instruments to families and children via a variety of applications on the Internet, like step-by-step instructions with pictures for correct posture and form (i.e. hand and finger positioning) to video-taped lessons. We will use pre-recorded video clips with sound as well as still pictures of the teacher with text instructions. Students will be able to dowload and save the lessons to their personal computers, who may then practice the lessons as often as they wish from their home computer. We intend to devote our resources to the delivery of online music lessons for various instruments. Initially, we will offer lessons for the guitar, drums and piano. We hope to expand our array of instruments should we become successful with these three. Management feels that these would be the most popular instruments requested. We intend to offer a fee-based Internet application through which we will deliver music lessons through video taped lessons.


We currently have no web site and do not own a domain name for our business. However, we hope to launch our website and commence delivering services to the public with the proceeds from this offering. Subscribers who enroll for music lessons will pay a $35.00 fee for each ten lessons and could download the lessons and practice at home until they had mastered that lesson and then go on to lesson two, three, etc. Musical instruments will be offered for sale through Music Etc., Inc.'s web page and Music Etc., Inc. will receive a commission on each sale. We intend to contact the California Unified School District to have a hyperlink put on their web site. To date, management has yet to contact the school district regarding the hyperlink, so there is no guarantee that the school district will allow a hyperlink for our web site. Management has also interviewed web site builders to ascertain the costs involved in building and maintaining a web page with flags at other sites directing interested parties to Music Etc., Inc.'s web page. The construction of a web site software programming and curriculum development for Music Etc., Inc., will require approximately 12 months with the proper funding, which is estimated to be at least $300,000.

Organizational and Capital Raising Activities

We currently have no operating capital, nor do we have any alternative sources of capital to this offering. To date other than the original issuance of stock upon incorporation, we have had no capital raising activities.

Services

Music Etc., Inc. hopes to position itself to take full advantage of the fast growing Internet industry. It is our intent to have our web site completed within the next 12 months. It is our desire to be an Internet Company responsible for introducing children to the world of music. Our concept would allow anyone who had a computer or access to one to learn a musical instrument. Music Etc., Inc. wants to provide music lessons for various instruments in a way that would allow the participant to be familiar enough at the end of a 10-lesson cycle to continue and with practice become proficient. We will launch our web site with instructional offerings for three instruments, guitar, drums and piano. We will provide instruction for beginners only. As we determine the need for other levels of advancement we intend to offer intermediate and later advanced. If we have a demand from online participation to add new instruments, we may choose to do so.


Each instrumental choice would come with a series of 10 basic lessons. We intend to construct a Website where these lessons would be shown and would be available to our subscribers at their convenience. The student could download lessons and practice at home until he had mastered that lesson and then go on to lesson two, three, etc. By the end of a 10-lesson cycle the student should be able to continue advancing on his own by practicing and utilizing certain music books, which we would recommend. At this time, we will not offer for sale the music books which would be recommended.


After Music Etc. has become established it would want to retail sheet music as well as discounted instruments and musical supplies. We feel this addition to our business will be advantageous to our students and beneficial to our company.

Customers may choose from one or a series of lessons that address curriculum objectives on a specific level. Eventually, we hope to reach a point where we will have a staff in which our services will be highly interactive so that we may deliver online music lessons in real time. However, until we will have the funding to do so, we will offer our services through pre-recorded lessons and video-taped lessons. We will use pre-recorded video clips with sound as well as still pictures of the teacher with text instructions. Students will be able to dowload and save the lessons to their personal computers, who may then practice the lessons as often as they wish from their home computer. The music lessons would incorporate the use of videos, interactive dialogue between student and teacher and would have available sheet music that would reflect that days lesson.

Research and Development

To date, management has only conducted minimal research. To date, the only research conducted has been on the Internet regarding start-up strategies for online businesses.

We have not conducted any research for the development of technical infrastructure to date. Management has only developed the operational infrastructure as far as the business plan and organizational actions. There have been no other activities conducted by our management to date.

System Requirements

From managements' individual research into websites offering music lessons online similar to those to be offered by our company, we feel that in order to interact with these lessons, these requirements are those necessary and universal for taking music lessons online. We have been advised by Computec, a Nevada computer technology company that those individuals wishing to take the musical lessons need the following computer specifications and hardware requirements:

     * a Pentium class computer running Windows 95 or higher would be required to accept and display the the data transmitted over the Internet for a student's 10 lesson cycle.

     * An Internet connection with a 28.8 kbps modem or better is the required connection to communicate over the Internet.

     * at least 16 MB of RAM (Random Access Memory) would be required to accept and display the the data transmitted over the Internet..

     * A headset will be recommended but computer speakers would also work efficiently.

Product Design and Development

We consider successful product design and development to be essential to implementing and growing the market for our services. Music Etc intends to contract with technical consultants to maintain it's own in house software systems. Every subscriber is responsible for maintaining his equipment and connection to the Internet. The day-to-day management of the website will be handled by the website manager/host. We will need technical consultants in order to implement our initial business plan and operations. Subsequent to the implementation of our business plan, the technical consultants will be hired and contracted on a per project basis in order to maintain our operations and when we hope to expand our business services, by offering advanced lessons and real-time lessons.

Marketing

In order to market our web site, we intend to have our site listed on different search engines, like Yahoo!, Infoseek, Excite, Lycos and AskJeeves. We intend to contact various sofware manufacturers who offer varying software to enable us to get listed on those web sites. We feel this will be the best way to advertise our services for those seeking musical lessons. An article on Entreprenuer.com, noted a report made by Planet Ocean Communications, an internet marketing company in Captain Cook, Hawaii, stating that more than 95% of all people on the Web use only eight search engines. Some of the software packages we have been researching are as follows: PowerSolution's SitePromoter (http://www.sitepromoter.com), which would submit our site to 150 search engines or CyberSleuth Internet Services' Net Submitter Professional (http://www.cyber-sleuth.com/nsp), which offers fully automated submission to hundreds of search engines and directories as well as offering semiautomated support for hundreds of other submission sites. These software products usually cost less than $100. These software packages will enable us to link our web site to various search engines in order to create more traffic and exposure to our web site. To date, we have not contacted nor contracted with any of the above search engines or software companies.

Another option we will utilize is to get our site on affiliate programs and partnerships with content sites. Affiliate Programs are those programs which allow smaller businesses to offer a wide range of quality goods and services to visitors while earning a commission for each and every sale. Through an affiliate program, our web site will be linked with a larger web site that contains similar services as those we are offering. Our web site will be able to be noticed when a net surfer is checking out the bigger web site, our site would be highlighted and net surfers would then be able to click and link directly to our web site. We intend to contact web sites like AllAbout-Music.com, Aardvark's Archive of General Musical Interest, and/or MusicNow! for the possibility of utilizing an affiliate and/or partnership program. We currently do not have any relationship with these sites now and there is no assurance that they will agree to an affiliate program with Music Etc.

Markets

Music Etc., Inc. intends to enter into agreements with accomplished musical instructors with expertise in teaching the application of various musical instruments. These teachers' lessons and techniques will be video taped for each set of ten lessons. The lessons will commence with beginners.

As schools become more and more overcrowded School Boards seek ways to achieve economic demands of supplying more teachers for the student population. In discussion with the Assistant Budget Director of Clark County, Nevada and the State of California Consultant for visual and performing arts, they report that the level of musical instruction, if any, in public schools is primarily limited to beginning levels. Additionally, they have stated that they are highly supportive of private music lessons. Students residing in rural or outlying areas as well as some students residing in the inner city may not have access to private instructions from a qualified teacher.

Music Etc. intends to approach numerous school districts throughout the country and offer group lessons to their students. The number of students participating in our program will determine the cost for these Subscription Agreements.

We anticipate the exposure to our concept will gradually expand into the European and Asian markets via the Internet. Once this occurs it will be necessary to find instructors fluent in the language of each country where our enrollments are concentrated. Exposure to the international markets will necessitate the expansion of lessons offered to include instruments that are native to those countries.

We feel that this is the right idea and the right time to implement such an idea. As the Internet grows our company will grow.

Music Etc., Inc. plans to market its programs over the internet via a website that is to be designed to appeal to individuals, school districts and appropriate agencies worldwide. We believe that once word spreads about our website, subscriptions will jump. We hope to eventually have the ability to sell both used and new musical instruments via our Website. A fee of ten percent (10%) will be charged to any client for the use of our website to buy or sell new and used instruments.

Competition

Currently, there are many sites that offer music lessons online. We intend to offer a variety of different lessons, from which the student would be able to choose. Since we have not yet begun our operations and intend to implement our business plan through the proceeds raised in this offering, it will be difficult for us to find a niche in the music industry. These other companies have greater financial resources and are already established, making it more difficult for us to generate revenue within the first year, if we are able to raise enough funds to finance our ultimate goals and begin a web site.

Employees

We are currently in a start-up phase with no employees, other than our management. It is expected that as funds become available additional staff will be hired. All future employees will be hired under an equal opportunity policy and evaluated by their manager on a regular basis with regard to merit raises and advancements. We do, however, intend to hire consultants, initially through part of the proceeds raised in this offering. These consultants will be hired on a part-time case-by-case basis. We intend to hire software development consultants and accomplished music teachers on a full time basis. Internet web networking consultants, computer networking consultants and web graphic design consultants will be hired on a part-time basis.

                            Timeline

Milestones

Our business plan is to develop a web site to deliver music lessons over the internet. We will need to raise at least $300,000 from this offering in order to implement our plan of operations for the next 12 months of operation. Should we not be able to raise this amount, we will need to raise additional funds through more offerings of our common stock to achieve the following milestones.

Milestone 1: Engage Consultants.

Should Music Etc. be successful with this offering, we will engage Software consultants and accomplished music teachers to develop the ten-cycle lessons we intend to offer and offer the technical knowledge to construct our website. This process would entail running classified ads and conducting interviews. We anticipate that this process will take no longer than eight to twelve weeks, in order to engage consultants. The cost of hiring these consultants and website managers and designer is estimated to be around $18,000.

Milestone 2: Engage Website Designers.

We also intend to hire a website manager and designer. The website manager and designer would develop our webiste and make it as user friendly as possible. Management feels this process will take approximately two to four weeks. The cost of this would be approximately $1,000 to $1,500, not including set-up fees, if any.

Milestone 3: Market our website.

We would need to establish a market for our website. Marketing our website would include the obtaining software which would enable us to be listed on a number of different search engines. We could also have a link through larger websites which offer similar services and/or content through an affiliate program. We believe we can implement either none or both of these options within two to four weeks. The cost of this is estimated to be approximately $100, not including any set up fees, if any. The cost of the affiliate program would be a small percentage of our proceeds through the links.

Milestone 4: Offering additional services.

Should we become successful in offering our initial services of beginning level music lessons, we will take on further endeavors of offering more musicall instruments, if warranted as well as advanced levels of instructions for those instruments we will initially offer. We feel that should we choose to pursue these activities, we should be able to offer these services within within twelve months of launching our operations.

We hope to further our endeavors to include interactive services through the use of having an online chat as well providing future lessons in real-time. However, we do not anticipate this coming to fruition until we are able to generate a positive cash flow. We estimate this time frame to take eighteen to twenty-four months from launching our website.

Milestone 5: Achieve Revenues.

It is difficult to quartify how long it will take for Music Etc. to start receiving revenues. Mangement expects that there will be a number of "surfers" who will visit our site prior to actually committing to taking lessons from us. We believe that we should be able to start receiving revenues within the first six to eight months from the launch of our website.

          MANAGEMENT'S DISCUSSION AND PLAN OF OPERATION

We are in the developmental stage and have no established source of revenue. We believe we will need at least $300,000 in order to be able to continue with our development operations. We are currently developing a business plan to market our web site, which will enable users to learn to play musical instruments online through the varying levels of music lessons we intend to make available shortly after becoming operational. We plan to take the following steps that we believe will be sufficient to provide us with the ability to continue in existence:

1. Management believes we will need to raise between US$300,000 and US$500,000 over the next 12 months which we will utilize in contracting web hosts, which will provide the services of web page designers and consultants to help us devise a curriculum which will be viable to teach music lessons online. We believe that the amount to contract a web host is nominal but would require a monthly service charge ranging from $20 to $45 per month. There may be a set-up or activation fee, which would be approximately $500 to $1,000. The exact amount we will need to raise will be determined by the then current market conditions, and the status of cash flow within Music Etc. It is anticipated that an initial injection of US$300,000 will be required within the next 12 months. We propose to raise the amount we need by selling shares of our common stock through this offering followed by one or more private placements if necessary. Should we not be able to raise any funding through this offering, we are researching other possibilities to raise funds. We have been researching ideas to raise funds through either private placements or through certain government loans or commercial loans.

2. We hope to generate revenue from the marketing of our web site to offer music lessons online. This is expected to be conducted upon the completion of this offering and availability of funds, if we are successful in raising funding through this offering. We have conducted minimal research as to the best way to market our web site. Our research efforts have been limited to information obtained from the Internet regarding start up businesses. Music Etc. does not currently have any formal contracts with any internet sites or web hosts. Music Etc., Inc., will develop a web page with hyperlinks on Unified School District Web Pages directing interested parties to Music Etc., Inc.'s. Web page, once our web page is operational.

3. Management may find it necessary to raise additional funds to impliment the business plan of Music Etc., Inc. Manage intends to raise these additional funds through the issuance of shatres of its common stock. This action would ultimately dilute the holdings of any current shareholder.

4. We intend to launch our website with the aid of consultants within the music industry. These consultants will be paid on a per project basis, initially, from the proceeds raised in this offering. Once we have generated revenue and profits enough to sustain our working capital on an ongoing basis, we will hire these individuals on a part- to full-time basis. We have not identified any consultants in the music industry to date. However, we plan to investigate any possibilities of hiring consultants within the next 12 months. We feel that we will be able to hire at least one to two consultants within the next 12 months, assuming all of the shares being offered at the offering price of $0.10 per share are sold. We have only estimated the cost of the consultants and any fees associated with these consultants.

We do not know the minimum amount we will need in any of the above areas to begin our operations.

We intend to utilize one or more of the credit card processing services to provide our students the option to either pay online with a credit card or have payments deducted straight from their checking accounts. These services will range anywhere from $10/month and $0.25 per transaction fee through CardService International, Inc. to $44.95/per month, which includes the processing fee, for a period of 24 months from iTransact.com (for each transaction over 500 is subject to a $0.10 per transaction fee).

We also intend to utilize the services of website managers and designers in order to keep our operating costs down. Prices for services which will design our website as well as manage the site range anywhere from $19.95/month to $45/month, some with a start up fee, for the small to medium sized businesses just getting started. Many of these web-hosting services also include ISP services included in the monthly fees. Eventually, in the future, we intend to hire a full-time web page designer and manager once our operations grow to a capacity, which will require our own staff.

We believe that from the proceeds from this offering, assuming all the shares offered to the public are sold, we will be able to finance our operations for at least the next 12 months.

                     DESCRIPTION OF PROPERTY

Our principal administrative offices are located at 8764 Carlitas Joy Court, Las Vegas, NV 89117; (702) 228-4688. Since Music Etc. has not yet begun its operations, no business has yet been transacted here other than the development of the business plan. Our current executive offices are located in the residence of our current President. There is no monetary obligation due to the President nor are there any monies accruing for the office space.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no relationships or related transactions to report.

     MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Market Information

At present, our shares are not traded publicly. Music Etc. hopes to have its common stock quoted on the OTC Bulletin Board.

Effect of Penny Stock Rules

The "penny stock" rules could make selling shares more difficult for the selling security holders. Our common stock will be a "penny stock," under Rule 3a51-1 under the Securities Exchange Act of 1934 unless and until the shares reach a price of at least $5.00 per share, we meet the financial size and volume levels for our common stock not to be considered a penny stock, or we register the shares on a national securities exchange or they are quoted on the NASDAQ system. The shares are likely to remain penny stocks for a considerable period after the shares that are being offered are sold. A "penny stock" is subject to Rules 15g-l through 15g-10 of the Securities exchange Act that require securities broker-dealers, before carrying out transactions in any "penny stock," to deliver a disclosure document to the customer describing the risks of penny stocks, and get a written receipt for that document, to disclose the compensation received by the broker-dealer or any associated person of the broker-dealer; and to send monthly statements to customers with market and price information about the "penny stock." Our common stock will also be subject to a rule which requires the broker-dealer, in some circumstances, to approve the "penny stock" purchaser's account under standards specified in the rule, and deliver written statements to the customer with information specified in the rule. These additional requirements could prevent broker-dealers from carrying out transactions and limit the ability of the selling security holders in this offering to sell their shares into any secondary market for our common stock and also limit the ability of any subsequent shareholders to sell the shares in the secondary market.

Holders

There are 52 holders of Music Etc.'s common stock.

Dividends

We do not have a policy of paying dividends, and it is currently anticipated that no cash dividends will be paid in order to retain earnings to finance future growth. Any future decision to pay cash dividends will be made on the basis of earning, alternative needs for funds and other conditions existing at the time.

Shares Eligible for Future Sale

There are 3,164,400 shares of the 6,000,000 outstanding shares of Music Etc.'s common stock that are "restricted securities," as that term is defined in Rule 144 promulgated under the Securities Act. These shares may be eligible for sale within the next six months pursuant to an effective registration statement under the Securities Act, or in compliance with the exemption provisions of Rule 144 or pursuant to another exemption under the Securities Act.

All shares registered in the instant offering shall be eligible for resale to the general public should there be a need for this type of securities. Music Etc., Inc., makes no representations or guarantee that the shares registered hereunder shall have a market for resale.

On September 20, 1993, the Company issued 20 shares of its common stock to its original founder, Cheryl Mall for $322.50 cash. On April 7, 1997, the Company issued 9,500 shares of its stock to Lewis Eslick, the current president, for $1,200.00 who subsequently gifted 5,135 of his shares to 20 individuals on May 22, 1997. On April 7, 1997, the Company issued 7,980 shares to Leslie Eslick, the current secretary, for $1,100.00 who subsequently transferred 3,950 of her shares to 15 individuals on June 8, 1998. On April 7, 1997, the Company issued 7,500 shares of its stock to Patsy Harting, its current Treasurer, for $1,185.00 who subsequently transferred 3,425 of her shares to 13 individuals on May 28, 1998. The total consideration paid to Music Etc., Inc., for the shares of stock that were issued to its current president, secretary and treasurer on April 7, 1997 was $3,485.00 cash. With respect to the sales made, the Registrant relied on Section 4(2) of the Securities Act of 1933, as amended. The subsequent transfers were made in reliance upon Section 4(1) of the Securities Act of 1933, as amended.

The transfers are clearly gifts as (i) the three officers and directors did not receive any compensation from the donees; (ii) the donees were not making an investment in Music Etc., nor were they working for Music Etc. in order to earn shares; and (iii) all of the donees are either their friends or family members.

It was clear that the above-referenced individuals acquired their respective shares not with a view toward further distribution since they have all held their shares for nearly 5 years (since
1997).

Historically, the test of whether or not an affiliate is participating in a distribution is (i) whether the shares are being transferred in transactions which involve the risks traditionally associated with an issuer distribution, and (ii) the availability of current public information.

Music Etc. determined that Lewis Eslick, Leslie Eslick, and Patsy Harting satisfied the test as (i) no consideration was received by Lewis Eslick, Leslie Eslick, Patsy Harting or Music Etc. for the shares, the recipients were not approached by these individuals persuading them to purchase the shares for investment or otherwise, as in an issuer distribution, posing no risk to the recipients; and (ii) although there was no current public information available at the time of the transfers, Music Etc. was just recently formed with no anticipated intent to publicly trade its securities - Music Etc. would not make application to register its securities with the SEC until nearly 3 years later (April 7, 2000). Available current public information is a requirement imposed on companies subject to reporting requirements of the Exchange Act, of which Music Etc. was not.

Lewis Eslick, Leslie Eslick and Patsy Harting are determined not to be an issuer, underwriter or dealer, in this particular transaction, within the meaning of Sections 2(4), 2(11) and 2(12) of the Securities Act which in turn would deem the proposed gifts to be exempt transactions pursuant to Section 4(1) of the Act.
In addition, the transaction is exempt from registration under
Section 4(2) of the Act as it is a "private offering."

No advertising or general solicitation was employed in offering the shares. The securities were offered for investment only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted. The securities were offered for investment only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted and will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed affiliates of Music Etc., Inc., (as that term is defined under the Act) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume on all national securities exchanges and through NASDAQ during the four calendar weeks preceding such sale, provided that certain current public information is then available. If a substantial number of the shares owned by these shareholders were sold pursuant to Rule 144 or a registered offering, the market price of the common stock could be adversely affected.


                     EXECUTIVE COMPENSATION

Music Etc.'s officers and directors do not receive any compensation for their services rendered to Music Etc., nor have they received such compensation in the past. There is no written agreement for compensation. However, as of the date of this registration statement, the officers and directors are not restricted from setting their own compensation. Once Music Etc. has a positive cash flow, the board will decide all matters related to compensation. As of the date of this registration statement, Music Etc. has no funds available to pay the officers or directors. Further, the directors are not accruing any compensation pursuant to any agreement with Music Etc.

The Registrant for the benefit of its employees has adopted no retirement, pension, profit sharing, stock option or insurance programs or other similar programs.

          CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

The Company's principal accountant, Kurt D. Saliger was dismissed on September 6, 2002.

The former accountant's report on the financial statements for each of the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

The decision to change accountants was approved by the board of directors.

There were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountants satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

A new accountant has been engaged as the principal accountant to audit the issuer's financial statements. The new accountant is James R. Bonzo and was engaged as of September 6, 2002. Neither the Company nor anyone acting on its behalf consulted the new accountant regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the small business issuer's financial statements, as part of the process of deciding as to the accounting, auditing or financial reporting issue.

The Company has provided the former accountant with a copy of the disclosures it is making in response to this Item. The Company has requested the former accountant to furnish a letter addressed to the Commission stating that it agrees with the statements made by the Company. The Company has filed the letter as an exhibit to the registration statement containing this disclosure.

On or about February 1, 2001, Music Etc. engaged Kurt Saliger to serve as its new principal independent accountant. Mr. Saliger replaces Barry Friedman as Music Etc.'s principal auditor.

Barry Friedman passed away in December 2000 which made the board of directors search for a new accountant.

The former accountant's report on the financial statements for the fiscal year 1999 were modified as to uncertainty that Music
Etc. will continue as a going concern.

During the two most recent fiscal years and the subsequent interim period preceding the passing of Mr. Friedman, there were no disagreements with the former accountant on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if any, if not resolved to the satisfaction of the former accountant would have caused it to make reference to the subject matter of the disagreement(s), if any, in connection with its reports.




                      FINANCIAL STATEMENTS



                         MUSIC ETC., INC

                      FINANCIAL STATEMENTS

                            CONTENTS


                                                             PAGE



     Independent Reviewed Report                              1

     Financial Statements

          Balance Sheet                                       2

          Statement of Operations                             3

          Statement Of Stockholders' Equity                   4

          Statement Of Cash Flows                             5

          Notes To Financial Statements                     6-9

James R. Bonzo
Certified Public Accountant


                  INDEPENDENT AUDITOR'S REPORT

Board of Directors
Music Etc., Inc.
Las Vegas, Nevada

I have audited the accompanying Balance Sheets of Music Etc., Inc., (a development stage company),as of December 31,, 2000 and December 31, 2001 and the related statements of profit and loss and stockholders' equity and notes to the financial statements you are filing pursuant to Rule 17a -5 under the Securities and Exchange Act of 1934. for the periods then ended you are in accordance with standards established by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Music Etc., Inc.


I considered my audits in accordance with auditing standards generally accepted in the United States of America. These statements require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examing, on a test basis, evidence supporting the audits and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates used by management as well as evaluation the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion the financial statements, referred to above, present fairly, in all material respects, the financial position of Music Etc., Inc. as of December 31,2000 and December 31, 2000 results of operations and it's cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America.





______________________________
James R. Bonzo CPA Nevada #813


    12-23-02
   (date)

 4086 Spring Leaf Drive, Las Vegas, Nevada 89127 w Tel 702-367-
                     4483 w Fax 702-367-8864
_________________________________________________________________
                      ____________________
Member of the American Institute of Certified Public Accountants and member of the Nevada Society of Certified Public Accountants
           Member of the Las Vegas Chamber of Commerce

                        MUSIC ETC., INC.
                  (A Development Stage Company)
                         BALANCE SHEETS

               ASSETS
                                          December         December
                                          31, 2001         31, 2000
                                          ---------        -------
CURRENT ASSETS
  Cash                                          $  0              $  0
                                          ----------        ----------
  TOTAL CURRENT ASSETS                          $  0              $  0
                                          ----------        ----------
TOTAL ASSETS                                    $  0              $  0
                                          ----------        ----------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Officers Advances (Note 8)                $  4,152          $  3,267
                                          ----------        ----------
TOTAL CURRENT LIABILITIES                   $  4,152          $  3,267
                                          ----------        ----------
STOCKHOLDERS EQUITY (Note 4)

Preferred Stock, $0.001 Par Value
Authorized 10,000,000 Shares
Issued and Outstanding
At June 30, 2002 - None                         $  0

Common stock, $.001 par value
authorized 50,000,000 shares
issued and outstanding at
March 31, 2001 - 6,000,000 shares           $  6,000
June 30, 2002 - 6,000,000 shares            $  6,000

Additional paid in Capital                 $  -2,315         $  -2,315

Deficit Accumulated during
development stage                          $  -7,837         $  -6,952
                                          ----------        ----------

TOTAL STOCKHOLDERS' EQUITY                 $  -4,152         $  -3,267
                                          ----------        ----------

TOTAL LIABILITIES AND
STOCKHOLDERS EQUITY                             $  0              $  0
                                          ==========        ==========

         See accompanying notes to financial statements
                              - 2 -
                        MUSIC ETC., INC.
                  (A Development Stage Company)
                     STATEMENT OF OPERATIONS


                               Year             Year       Sept. 20, 1993
                               Ended           Ended        (Inception)
                             December         December      to December
                             31, 2001         31, 2000        31, 2000

INCOME
Revenue                            $  0              $  0             $  0
                              ---------         ---------        ---------
TOTAL INCOME                       $  0              $  0             $  0

EXPENSES

General, Selling
and Administrative               $  885          $  3,000         $  7,837

Amortization                       $  0              $  0             $  0
                              ---------         ---------        ---------
TOTAL EXPENSES                   $  885          $  3,000         $  7,837


NET PROFIT (LOSS)               $  -885         $  -3,000        $  -7,837
                              =========         =========        =========
NET PROFIT (LOSS)


per share -  (Note 2)          $  (NIL)          $  (NIL)         $  (NIL)
                              ---------         ---------        ---------

AVERAGE NUMBER OF
SHARES OF COMMON
STOCK OUTSTANDING             6,000,000         6,000,000        6,000,000
                              =========         =========        =========













         See accompanying notes to financial statements

                              - 3 -
                        MUSIC ETC., INC.
                  (A Development Stage Company)
          STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                        December 31, 2001

                              Common Stock
                            ----------------                    (Deficit)
                          Number                  Additional     Accumu-
                            of                      paid-in       lated
                          Shares       Amount       Capital      Deficit
                         ---------    ---------    ---------   ----------
Balance,
December 31, 1996               20        $  200           $0      $  -200

April 7, 1997
Issued for cash             24,980      $  3,485           $0    $  -3,485
                         ---------    ----------    ---------    ---------
Balance Dec 31, 1997        25,000      $  3,680           $0    $  -3,685

Net Loss
December 31, 1998                           $  0         $  0         $  0

Changed from no par
Value to $0.001
September 21, 1999                     $  -3,660     $  3,660

Forward Stock Split
240 to 1
September 21, 1999       5,975,000      $  5,975    $  -5,975

Net Loss,
December 31, 1999                                                  $  -267
                         ---------    ----------    ---------    ---------
Balance, Dec. 31, 1999   6,000,000        $6,000    $  -2,315    $  -3,952

Net loss
December 31, 2000                                                $  -3,000
                         ---------    ----------    ---------    ---------
Net loss
December 31, 2001                                                  $  -885
                         ---------    ----------    ---------    ---------
Balance
December 31, 2001        6,000,000      $  6,000    $  -2,315    $  -7,837
                         ---------    ----------    ---------    ---------


         See accompanying notes to financial statements

                               -4-



                       IN MUSIC ETC., INC.
                  (A Development Stage Company)
                     STATEMENT OF CASH FLOWS
                        December 31, 2001

                                    Year          Year       Sept 20,1993
                                   Ended          Ended       (Inception)
                                  December      December        to Dec.
                                  31, 2001      31, 2000         2001


CASH FLOW FROM
OPERATING ACTIVITIES

Net (Loss)                          $  -885       $  -3,000      $  -7,837

Adjustment to reconcile
net loss to net cash
provided by operating
activities

Amortization                           $  0            $  0           $  0
Officer Advances                     $  885        $  3,000       $  4,152
                                 ----------       ---------     ----------
Net cash used in
Operating activities                   $  0            $  0      $  -3,685


CASH FLOW FROM
FINANCING ACTIVITIES
Issue Common Stock                     $  0            $  0       $  3,685
                                 ----------       ---------     ----------
Net Increase
(decrease) in cash                     $  0            $  0           $  0

Cash, Beginning
Of period                              $  0            $  0           $  0
                                 ----------       ---------     ----------
Cash, End
Of Period                              $  0            $  0           $  0
                                 ----------       ---------     ----------







         See accompanying notes to financial statements
                              - 5 -
                        MUSIC ETC., INC.
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
             December 31, 2001 and December 31, 2000



NOTE 1 -ORGANIZATION AND ACCOUNTING POLICIES

         The Company was incorporated September 20, 1993 under the laws of the State of Nevada. The Company was organized to engage in any lawful activity. The Company currently has no operations and, in accordance with SFAS #7, is considered a development stage company. The will develop a web site charging subscribers a fee for each Internet music lesson.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Accounting Method
          The Company records income and expenses on the accrual method of accounting.

     Estimates
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and equivalents
          The Company maintains a cash balance in a non-interest bearing bank that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of December 31, 2001.

     Income Taxes
          Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

                        MUSIC ETC., INC.
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
             December 31, 2001 and December 31, 2000



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Reporting on Costs of Start-Up Activities
          In April 1998, the American Institute of Certified Public Accountants issued Statement of position 98-5 ("SOP 98-5"), "Reporting the Costs of Start-up Activities" which provides guidance on the financial reporting of start-up costs and organizational costs. It requires costs of start-up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998 with initial adoption reported as the cumulative effect of a change in accounting principle.

     Loss Per Share
          Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilutive common stock equivalents had been converted to common stock. As of December 31, 2001 the Company had no dilutive common stock equivalents such as stock options.

     Year End
          The Company has selected December 31st as its fiscal year end.

     Year 2001 Disclosure
          The year 2001 issue had no effect on the Company.

NOTE 3 - INCOME TAXES

     There is no provision for income taxes for the year ended
     December 31,2001.
          Net operating loss carry forward              $6,952
          Valuation allowance                           $9,572
          Net deferred tax asset                        $    0
     The federal net operating loss carry forward will expire in 2017 to 2019.

                        MUSIC ETC., INC.
                  (A Development Stage Company)
NOTES TO FINANCIAL STATEMENT December 31, 2001 and Dec. 31, 2000


NOTE 4 STOCKHOLDER'S EQUITY
     Common Stock
          The authorized common stock of the Company consists of 550,000,000 shares with a par value of $0.001 per share.

          On July 27, 1997 the Company issued 24,980 shares of its no par value common stock in consideration of $5,996 5,996 in cash to three of its directors.

          On September 21, 1999 the State of Nevada approved the Company's restated Articles of Incorporation that increased its capitalization from 25,000 common shares of no par value to 50,000,000 common shares with a par value of $0.001 and added 10,000,000 preferred shares with a par value of $0.001.

          On September 21, 1999 the Company forward split its common stock 240:1 thus increasing the number of outstanding common shares from 25,000 to 6,000,000 shares.

     Preferred Stock
          The authorized preferred stock of the Company consists of 10,000,000 shares with a par value of $0.001 per share.

NOTE 5 GOING CONCERN.

          The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

                        MUSIC ETC., INC.
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
               December 31, 2001 and Dec. 31, 2000

NOTE 6 -RELATED PARTY TRANSACTIONS

     The Company neither owns nor leases any real or personal property. An officer of the Company provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. the officers and directors of the Company are involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 7 -WARRANTS AND OPTIONS

     There are no warrants or options outstanding to acquire any additional shares of common or preferred stock.

NOTE 8 -OFFICER ADVANCES

     While the Company was seeking additional capital to advance its business plan, an officer of the Company has advanced funds on behalf of the Company to pay for any costs incurred by it. These funds are interest free.

                        MUSIC ETC., INC.
                  (A Development Stage Company)
                         BALANCE SHEETS

                             ASSETS

                                          September         Sept.
                                          30, 2002         30, 2001

CURRENT ASSETS
  Cash                                         $   0             $   0
                                           ---------         ---------
  TOTAL CURRENT ASSETS                         $   0             $   0
                                           ---------         ---------
TOTAL ASSETS                                   $   0             $   0
                                           =========         =========
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Officers Advances (Note 8)               $   5,887         $   4,152
                                           ---------         ---------
TOTAL CURRENT LIABILITIES                  $   5,887         $   4,152
                                           ---------         ---------
STOCKHOLDERS EQUITY (Note 4)

Preferred Stock, $0.001 Par Value
Authorized 10,000,000 Shares
Issued and Outstanding
At June 30, 2002 - None                        $   0

Common stock, $.001 par value
authorized 50,000,000 shares
issued and outstanding at
March 31, 2001 - 6,000,000 shares                            $   6,000
June 30, 2002 - 6,000,000 shares           $   6,000

Additional paid in Capital                 $  -2,315         $  -2,315

Deficit Accumulated during
development stage                          $  -9,572         $  -7,837
                                           ---------         ---------

TOTAL STOCKHOLDERS' EQUITY                 $  -5,887         $  -4,152
                                           ---------         ---------

TOTAL LIABILITIES AND
STOCKHOLDERS EQUITY                            $   0             $   0
                                           =========         =========

         See accompanying notes to financial statements
                              - 2 -
                        MUSIC ETC., INC.
                  (A Development Stage Company)
                     STATEMENT OF OPERATIONS


                              Nine           Nine
                             Months         Months        Sept. 20,
                                                            1993
                              Ended         Ended        (Inception)
                              Sept.         Sept.         to Sept.
                            30, 2002       30, 2001       30, 2002

INCOME
Revenue                          $   0           $   0          $   0
                             ---------       ---------       --------
TOTAL INCOME                     $   0           $   0          $   0

EXPENSES

General, Selling
and Administrative            $  9,572        $    885      $   9,572

Amortization                     $   0           $   0          $   0
                             ---------       ---------       --------
TOTAL EXPENSES                $  9,572        $    885      $   9,572


NET PROFIT (LOSS)             $ -9,572        $   -885      $  -9,572
                             =========       =========       ========
NET PROFIT (LOSS)
per share -  (Note 2)         $  (NIL)       $   (NIL)      $   (NIL)
                             ---------       ---------       --------

AVERAGE NUMBER OF
SHARES OF COMMON
STOCK OUTSTANDING            6,000,000       6,000,000      6,000,000
                             =========       =========       ========














         See accompanying notes to financial statements
                              - 3 -
                        MUSIC ETC., INC.
                  (A Development Stage Company)
                     STATEMENT OF OPERATIONS


                                Year           Year       Sep. 20, 1993
                                Ended         Ended        (Inception)
                              December       December       to Sept.
                              31, 2001       31, 2000       30, 2002
INCOME
Revenue                          $   0         $   0               $   0
                             ---------        ---------        ---------
TOTAL INCOME                     $   0            $   0            $   0

EXPENSES

General, Selling
and Administrative             $   885         $  3,000         $  9,572
Amortization                     $   0            $   0            $   0
                             ---------        ---------        ---------
TOTAL EXPENSES                 $   885         $  3,000         $  9,572
                             =========        =========        =========
NET PROFIT (LOSS)             $   -885         $ -3,000         $ -9,572
                             ---------        ---------        ---------
NET PROFIT (LOSS)
PER SHARE (Note #2)          $   (NIL)         $  (NIL)         $  (NIL)
                             ---------        ---------        ---------

AVERAGE NUMBER OF
SHARES OF COMMON
STOCK OUTSTANDING            6,000,000        6,000,000        6,000,000
                             ---------        ---------        ---------


















         See accompanying notes to financial statements
                              - 4 -
                        MUSIC ETC., INC.
                  (A Development Stage Company)
          STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                       September 30, 2002


                               Common Stock                      (Deficit)
                              -------------                     Accumulated
                            Number                 Additional     During
                              of                     paid-in    Development
                            Shares      Amount       Capital       Stage
                          ---------    --------     --------    ----------

Balance,
December 31, 1998             25,000     $  3,685         $  0     $  -3,685


Changed from no par
Value to $0.001
September 21, 1999                      $  -3,660     $  3,660

Forward Stock Split
240 to 1
September 21, 1999         5,975,000                  $  5,975     $  -5,975

Net loss
December 31, 1999                                                    $  -267
                         -----------    ---------    ---------     ---------
Balance Dec. 31, 1999      6,000,000     $  6,000    $  -2,315     $  -3,952

Net loss
December 31, 2000                                                  $  -3,000
                         -----------    ---------    ---------     ---------
Balance Dec. 31, 2000      6,000,000     $  6,000    $  -2,315     $  -6,952

Net loss
December 31, 2001                                                    $  -885
                         -----------    ---------    ---------     ---------
Balance Dec. 31, 2001      6,000,000     $  6,000    $  -2,315     $  -7,837

Net loss
June.30, 2002                                                      $   -1000
                         -----------    ---------    ---------     ---------
Net loss
Septemer.30, 2002                                                   $   -735
                         -----------    ---------    ---------     ---------
Balance
Sept. 30, 2002             6,000,000     $  6,000    $  -2,315       $-9,572
                         -----------    ---------    ---------     ---------

         See accompanying notes to financial statements
                              - 5 -

                        MUSIC ETC., INC.
                  (A Development Stage Company)
                     STATEMENT OF CASH FLOWS


                                 Nine          Nine
                                Months        Months       Sept 20,1993
                                Ended          Ended       (Inception)
                              September      September       to Sept.
                               30, 2002      30, 2001        30, 2002


CASH FLOW FROM
OPERATING ACTIVITIES

Net (Loss)                     $  -1,735         $  -885       $  -9,572

Adjustment to reconcile
net loss to net cash
provided by operating
activities

Amortization                        $  0            $  0            $  0
Officer Advances                $  1,735        $  4,152        $  5,887
                             -----------      ----------     -----------
Net cash used in
Operating activities                $  0       $  -4,152       $  -3,685


CASH FLOW FROM
FINANCING ACTIVITIES
Issue Common Stock                  $  0        $  3,685        $  3,685
                             -----------      ----------     -----------
Net Increase
(decrease) in cash                  $  0            $  0            $  0

Cash, Beginning
Of period                           $  0            $  0            $  0
                             -----------      ----------     -----------
Cash, End
Of Period                           $  0            $  0            $  0
                             -----------      ----------     -----------








         See accompanying notes to financial statements
                              - 6 -


                        MUSIC ETC., INC.
                  (A Development Stage Company)
                     STATEMENT OF CASH FLOWS

                                 Year          Year       Sept. 20, 1993
                                Ended          Ended        (Inception)
                               December      December        to Sept.
                               31, 2001      31, 2000        30, 2002

CASH FLOW FROM
OPERATING ACTIVITIES

Net (Loss)                       $  -885       $  -3,000        $  -9,258

Adjustment to reconcile
net loss to net cash
provided by operating
activities

Amortization                        $  0            $  0             $  0
Officer Advances                  $  885        $  3,000         $  5,887
                               ---------      ----------       ----------
Net cash used in
Operating activities                $  0            $  0        $  -3,685

CASH FLOW FROM
FINANCING ACTIVITIES
Issue Common Stock                  $  0            $  0         $  3,685
                               ---------      ----------       ----------
Net Increase
(decrease) in cash                  $  0            $  0             $  0

Cash, Beginning
Of period                           $  0            $  0             $  0
                               ---------      ----------       ----------

Cash, End
Of Period                           $  0            $  0             $  0
                               ---------      ----------       ----------







         See accompanying notes to financial statements
                              - 7 -

                        MUSIC ETC., INC.
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
            September30, 2002 and September 30, 2001



NOTE 1 -ORGANIZATION AND ACCOUNTING POLICIES

         The Company was incorporated September 20, 1993 under the laws of the State of Nevada. The Company was organized to engage in any lawful activity. The Company currently has no operations and, in accordance with SFAS #7, is considered a development stage company. The will develop a web site charging subscribers a fee for each internet music lesson.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Accounting Method
          The Company records income and expenses on the accrual method of accounting.

     Estimates
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and equivalents
          The Company maintains a cash balance in a non-interest bearing bank that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of September 30, 2002.

     Income Taxes
          Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.



                               -8-
                        MUSIC ETC., INC.
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
              September30, 2002 and Sept. 30, 2001



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Reporting on Costs of Start-Up Activities
          In April 1998, the American Institute of Certified Public Accountants issued Statement of position 98-5 ("SOP 98-5"), "Reporting the Costs of Start-up Activities" which provides guidance on the financial reporting of start-up costs and organizational costs. It requires costs of start-up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998 with initial adoption reported as the cumulative effect of a change in accounting principle.

     Loss Per Share
          Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilutive common stock equivalents had been converted to common stock. As of September 30, 2002 the Company had no dilutive common stock equivalents such as stock options.

     Year End
          The Company has selected December 31st as its fiscal year end.

     Year 2001 Disclosure
          The year 2001 issue had no effect on the Company.

NOTE 3 - INCOME TAXES

     There is no provision for income taxes for the year ended December 31,2001. The Company's total deferred tax asset as of June 30, 2002 is as follows:
          Net operating loss carry forward              $9,572
          Valuation allowance                           $9,572
          Net deferred tax asset                        $    0
     The federal net operating loss carry forward will expire in 2017 to 2019.

                        MUSIC ETC., INC.
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
              September 30, 2002 and Sept. 30, 2001


NOTE 4 STOCKHOLDER'S EQUITY
     Common Stock
          The authorized common stock of the Company consists of 50,000,000 shares with a par value of $0.001 per share.

          On July 27, 1995 the Company issued 20 shares of its no par value common stock in consideration of $200 in cash to one of its directors.

          On July 27, 1997 the Company issued 24,980 shares of its no par value common stock in consideration of $5,996 in cash to three of its directors.

          On September 21, 1999 the State of Nevada approved the Company's restated Articles of Incorporation that increased its capitalization from 25,000 common shares of no par value to 50,000,000 common shares with a par value of $0.001 and added 10,000,000 preferred shares with a par value of $0.001.

          On September 21, 1999 the Company forward split its common stock 240:1 thus increasing the number of outstanding common shares from 25,000 to 6,000,000 shares.

     Preferred Stock
          The authorized preferred stock of the Company consists of 10,000,000 shares with a par value of $0.001 per share.

NOTE 5 GOING CONCERN.

          The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

                        MUSIC ETC., INC.
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
              September 30, 2002 and Sept. 30, 2001

NOTE 6 -RELATED PARTY TRANSACTIONS

     The Company neither owns nor leases any real or personal property. An officer of the Company provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. the officers and directors of the Company are involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 7 -WARRANTS AND OPTIONS

     There are no warrants or options outstanding to acquire any additional shares of common or preferred stock.

NOTE 8 -OFFICER ADVANCES

     While the Company was seeking additional capital to advance its business plan, an officer of the Company has advanced funds on behalf of the Company to pay for any costs incurred by it. These funds are interest free.

               WHERE YOU CAN FIND MORE INFORMATION

Music Etc. has filed a registration statement on Form SB-2 with the Commission under the Securities Act for the registration of the common stock offered by this prospectus. For purposes of this prospectus, the term registration statement means the registration statement and any and all amendments thereto. This prospectus omits certain information contained in the registration statement as permitted by the rules and regulations of the Commission. For further information with respect to Music Etc. and the common stock offered, please refer to the registration statement, including the exhibits thereto. Statements contained in this prospectus concerning the contents of any contract or other document are not necessarily complete, and where such contract or other document is an exhibit to the registration statement, or otherwise, each such statement, is qualified by the provisions of such exhibit.

We are subject to the informational requirements of the Exchange Act, and in accordance therewith we will file reports, proxy and information statements, and other information with the Commission. Reports, registration statements, proxy and information statements, and other information filed by us with the Commission. The registration statement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549. Copies of these materials may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549, by calling 1-800-SEC-0330. The Commission maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information.

                             EXPERTS

Kurt D. Saliger, an independent public accountant with an office in Las Vegas, Nevada, audited the audited financial statements of Music Etc. as of September 30, 2001 and 2000. His report regarding Music Etc.'s financial statements is included in this prospectus in reliance upon his authority as an expert in accounting, auditing, and giving such reports.

                          LEGAL MATTERS

The law offices of Chapman & Flanagan, Ltd., Las Vegas, Nevada, has acted as Music Etc.'s legal counsel regarding the validity of the securities being offered by this prospectus.


              Outside back cover page of prospectus

Until _____________, 2002, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares offered by this prospectus or an offer to sell or a solicitation of an offer to buy the shares in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

                 -------------------------------
                     Up to 3,000,000 Shares
                        Music Etc., Inc.
                          Common Stock
                 -------------------------------
                           Prospectus
                 -------------------------------
                        Music Etc., Inc.
                     8764 Carlitas Joy Court
                       Las Vegas, NV 89117
                         (702) 228-4688
                 -------------------------------


    [ALTERNATE BACK COVER PAGE FOR SELLING SECURITY HOLDERS]

              Outside back cover page of prospectus

Until _____________, 2002, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares offered by this prospectus or an offer to sell or a solicitation of an offer to buy the shares in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

                 -------------------------------
                       Concurrent Offering
                     Up to 2,835,600 Shares
                        Music Etc., Inc.
                          Common Stock
                 -------------------------------
                           Prospectus
                 -------------------------------
                        Music Etc., Inc.
                     8764 Carlitas Joy Court
                       Las Vegas, NV 89117
                         (702) 228-4688

                             Part II
             Information Not Required in Prospectus

Item 24.  Indemnification of Directors and Officers

Music Etc.'s Articles of Incorporation and By-laws provide that the Corporation shall indemnify any Directors, Officer, Employee or Agent of the Corporation who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a Director, Officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and, in the case of conduct in his official capacity with the Corporation, in a manner he reasonably believed to be in the best interest of the Corporation, or, in all other cases, that his conduct was at least not opposed to the Corporation's best interests. In the case of any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, or itself, determine that the individual did not meet the standard of conduct set forth in this paragraph.

Music Etc. currently maintains no director's and officer's insurance policy or any liability insurance concerning its officers and directors.

Item 25.   Other Expenses of Issuance and Distribution


           SEC Registration Fee                       $
                                                  76.50
           Blue Sky Fees and Expenses              0.00
           Legal Fees and Expenses             6,000.00
           Accountants' Fees and Expenses      1,000.00
           Miscellaneous                         500.00
                                               --------
                                                   ----
                                                      $
                                               7,576.50

The above expenses, except for the SEC fees, are estimated. All of the expenses listed above will be paid by Music Etc.

Item 26.   Recent Sales of Unregistered Securities


On September 20, 1993, the Company issued 20 shares of its common stock to its original founder, Cheryl Mall for $322.50 cash. On
April 7, 1997, the Company issued 9,500 shares of its stock to Lewis Eslick, the current president, for $1,200.00 who subsequently gifted 5,135 of his shares to 20 individuals on May 22, 1997. On April 7, 1997, the Company issued 7,980 shares to Leslie Eslick, the current secretary, for $1,100.00 who subsequently transferred 3,950 of her shares to 15 individuals on June 8, 1998. On April 7, 1997, the Company issued 7,500 shares of its stock to Patsy Harting, its current Treasurer, for $1,185.00 who subsequently transferred 3,425 of her shares to 13 individuals on May 28, 1998. The shares of stock issued to its current secretary and treasurer on April 7, 1997 were transferred for a total consideration of $3,485.00 cash. With respect to the sales made, the Registrant relied on Section 4(2) of the Securities Act of 1933, as amended. The subsequent transfers were made in reliance upon Section 4(1) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the shares. The securities were offered for investment only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted.


Item 27.   Exhibits and Financial Statement Schedules

(a)  Exhibits

     Number   Description

     3.1*     Articles of Incorporation (incorporated by
               reference to Exhibit 3.1 to the Registrant's registration statement on Form 10-SB, as amended, filed with the Securities and Exchange Commission on June 23, 2000).

     3.2*     By-laws of the Registrant (incorporated by
               reference to Exhibit 3.2 to the Registrant's registration statement on Form 10-SB, as amended, filed with the Securities and Exchange Commission on June 23, 2000).

     5.1**    Opinion of Chapman & Flanagan, Ltd. as to
               legality.

     23.1**   Consent of Chapman & Flanagan, Ltd. (contained in
               Exhibit 5.1).

     23.2**   Consent of James R. Bonzo CPA.

     24.1*    Power of Attorney (included on the Signature
               Page).

*    Previously filed.
**   Filed herewith.

Item 28.   Undertakings

     The undersigned registrant hereby undertakes to:

     (a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
               i.) include any prospectus required by section
                   10(a)(3) of the Securities Act;
               ii.)reflect in the prospectus any facts or events
                   which, individually or together, represent a
                   fundamental change in the information in the
                   registration statement; and notwithstanding
                   the forgoing, any increase or decrease in
                   volume of securities offered, if the total
                   dollar value of securities offered would not
                   exceed that which was registered,  and any
                   deviation from the low or high end of the
                   estimated maximum offering range may be
                   reflected in the form of prospectus filed
                   with the Commission pursuant to Rule 424(b)
                   if, in the aggregate, the changes in the
                   volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of
                   Registration Fee" table in the effective
                   registration statement.
               iii.)    include any additional or changed
                   material information on the plan of
                   distribution.
          2)For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to
            be the initial bona fide offering.
          3)File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
         ______________________________________________


                           Signatures


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Las Vegas, State of Nevada, on the 30th day of December, 2002.

                                   Music Etc., Inc.

                                   By: /s/
                                   Lewis Eslick, President


                    Special Power of Attorney

The undersigned constitute and appoint Lewis Eslick their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:

        Signature               Title               Date

/s/                        President and      December 30, 2002
Lewis Eslick               Director

/s/                         Secretary and      December 30, 2002
Leslie Eslick               Director

/s/                        Treasurer and      December 30, 2002
Patsy Harting              Director



                          Exhibit Index


     Number   Description

     3.1*     Articles of Incorporation (incorporated by
               reference to Exhibit 3.1 to the Registrant's registration statement on Form 10-SB, as amended, filed with the Securities and Exchange Commission on June 23, 2000).

     3.2*     By-laws of the Registrant (incorporated by
               reference to Exhibit 3.2 to the Registrant's registration statement on Form 10-SB, as amended, filed with the Securities and Exchange Commission on June 23, 2000).

     5.1**    Opinion of Chapman & Flanagan, Ltd. as to
               legality.

     23.1**   Consent of Chapman & Flanagan, Ltd. (contained in
               Exhibit 5.1).

     23.2**   Consent of James R. Bonzo CPA.

     24.1*    Power of Attorney (included on the Signature
               Page).

*    Previously filed.
**   Filed herewith.